UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ___)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary proxy statement.
☐    Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒    Definitive Proxy Statement.
☐    Definitive Additional Materials.
☐    Soliciting Material Pursuant to § 240.14a-12.

NORTHERN OIL AND GAS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒    No fee required.

☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

NOG

Our Values

An engaged and empowered workforce is one of our proudest accomplishments; constructing a company culture that values the personal growth and success of its employees along with creating a supportive environment within our local community.

Integrity

Fiduciary

Continuous Improvement

Teamwork

Northern Oil and Gas, Inc. 4350 Baker Road, Suite 400 Minnetonka, Minnesota 55343
Dear Stockholder:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Northern Oil and Gas, Inc., a Delaware corporation (the “company,” “we,” “our” or “us”), to be conducted online on Thursday, May 21, 2026, commencing at 1:00 p.m. Central Time.
The meeting will be completely virtual. Hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and us and enables stockholder participation from any location around the world, reducing the carbon footprint associated with travel to the meeting. In addition to attendance via the Internet, stockholders have an opportunity to hear all portions of the official meeting, submit written questions during the meeting, vote electronically during the open poll portion of the meeting, and listen to any live responses to stockholder questions immediately following the formal meeting.
You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/NOG2026. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
The formal notice of the meeting and proxy statement follow this cover letter. Enclosed with this proxy statement are your proxy card, a return envelope and a copy of our Annual Report on Form 10-K for the year ended December 31, 2025.
We hope you are able to attend the meeting.
Thank you.

By Order of the Board of Directors,

Bahram Akradi Chairperson of the Board of Directors

Northern Oil and Gas, Inc. 4350 Baker Road, Suite 400 Minnetonka, Minnesota 55343
Notice of 2026 Annual Meeting of Stockholders to be held May 21, 2026
To the Stockholders of Northern Oil and Gas, Inc.:
Notice is hereby given that the 2026 Annual Meeting of Stockholders of Northern Oil and Gas, Inc., a Delaware corporation (the “company,” “we,” “our” or “us”), will be conducted online at www.virtualshareholdermeeting.com/NOG2026, on Thursday, May 21, 2026, at 1:00 p.m. Central Time (the “Annual Meeting”). For purposes of attendance at the Annual Meeting, all references in this notice and the accompanying proxy statement to “attend,” “present in person” or “in person” shall mean virtually present at the Annual Meeting. The Annual Meeting is being held for the following purposes:

1	To elect seven directors to serve until the Annual Meeting of Stockholders in 2027;	Date Thursday, May 21, 2026

2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;	Time 1:00 p.m. Central Time

Location www.virtualshareholdermeeting .com/NOG2026

3	To approve, on an advisory basis, the compensation paid to our named executive officers.

Only stockholders of record at the close of business on March 26, 2026 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following proxy materials and information are available for you to review online at www.noginc.com/investor-relations/financials/annual-reports: (i) our notice of annual meeting and proxy statement (which includes instructions on how to attend and vote your shares electronically during the Annual Meeting); (ii) our Annual Report on Form 10-K for the year ended December 31, 2025; and (iii) our form of proxy card.

Your vote is important.  You may vote your shares via the Internet both before and during the Annual Meeting, or by telephone or mail in advance.  Please refer to the section “Voting Instructions” for detailed voting instructions.  Whether or not you are able to attend the Annual Meeting virtually, we urge you to vote your shares in advance of the Annual Meeting as promptly as possible.
We look forward to you joining us during the Annual Meeting.

By Order of the Board of Directors,

Bahram Akradi Chairperson of the Board of Directors
Minnetonka, Minnesota
April 10, 2026

Proxy Statement
2026 Annual Meeting of Stockholders
to be held May 21, 2026
The Annual Meeting
We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors (our “Board of Directors” or our “Board”) in connection with the 2026 Annual Meeting of Stockholders of Northern Oil and Gas, Inc., a Delaware corporation (the “company,” “we,” “our” or “us”), that will be held online at www.virtualshareholdermeeting.com/NOG2026, on Thursday, May 21, 2026 at 1:00 p.m. Central Time (the “Annual Meeting”).
Definitive copies of this proxy statement and related proxy card, or a notice of internet availability, are first being sent on or about April 10, 2026 to all stockholders of record at the close of business on March 26, 2026 (the “record date”). On the record date, there were 105,777,359 shares of our common stock outstanding and entitled to vote at the Annual Meeting, which were held by approximately 131 holders of record.
Quorum; Abstentions; Broker Non-Votes
A quorum is necessary to hold a valid meeting. The presence (including virtually) in person or by proxy of holders representing a majority of the shares entitled to vote is required to constitute a quorum to hold the Annual Meeting. Based on the proposals to be voted upon, abstentions and broker non-votes will be counted as present for establishing a quorum.
If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, proposal 2 is considered to be “routine” under NYSE rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on proposal 2.
Abstentions will not be counted for voting purposes with respect to any of the proposals to be voted on. Broker non-votes will not be counted for voting purposes with respect to proposals 1 and 3.

2026 Proxy Statement 1

Voting Instructions
You are entitled to one vote for each share of common stock that you own as of the close of business on the record date. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.

If Your Shares are Held in Your Name
Stockholders of Record. If your shares are registered directly in your name with the company’s transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and your proxy materials, proxy card or other voting instructions are being sent directly to you by our agent.  As a stockholder of record, you have the right to vote by proxy or to vote electronically during the Annual Meeting.
Voting by Proxy. Even if you plan to attend the Annual Meeting virtually, please vote as soon as possible by Internet, phone or mail in accordance with the instructions provided to you on your notice of internet availability, proxy materials or proxy card from our agent.
Voting During the Annual Meeting. If you plan to attend the Annual Meeting virtually, you will be able to vote during the meeting. In order to vote at the Annual Meeting, please refer to the specific instructions set forth on each notice of internet availability of proxy materials or proxy card you received. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.
Multiple Proxy Cards. If you receive more than one notice of internet availability or proxy card, it likely means that you have multiple accounts with the transfer agent.  Please vote all of the shares.
Revoking your Proxy. As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised at the Annual Meeting.  There are several ways you can do this:
•by filing a written notice of revocation with our corporate secretary prior to commencement of the Annual Meeting;
•by submitting another proper proxy with a more recent date than that of the proxy first given by signing, dating and returning a proxy card to our company by mail; or
•by attending the Annual Meeting virtually and voting electronically.

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Table of Contents	Voting Instructions

If Your Shares are Held in “Street Name”
Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The broker or nominee is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker how to vote.
Voting by Proxy. If your shares are registered in the name of your broker or nominee, you will receive instructions from such broker or nominee that you must follow in order for your shares to be voted.  If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker or nominee does not have discretionary authority to vote.
Voting During the Annual Meeting. If you plan to attend the Annual Meeting virtually and vote electronically, then you must separately obtain a legal proxy from your broker, bank, trustee or other nominee, giving you the right to vote your shares electronically during the meeting. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.
Multiple Proxy Cards. If you receive more than one notice of internet availability, broker proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record.  Please vote all of the shares.
Revoking your Proxy. If your shares are held in street name, you must contact your holder of record to revoke your proxy or voting instructions, as applicable.
Voting Procedures
By granting us your proxy, you authorize the individuals named on the proxy card or other instructions to represent you and vote your shares in the manner you indicate at the Annual Meeting or at any adjournment or postponement thereof.  Shares represented by a proxy properly submitted prior to the Annual Meeting will be voted at the Annual Meeting in the manner specified on such proxy.  If you return a proxy card but do not specify how you want to vote your shares at the Annual Meeting, your shares will be voted in accordance with the recommendation of our Board of Directors on each proposal, including “FOR” the election of the director nominees, except where authority to vote in the election of directors has been withheld, and “FOR” proposals 2 and 3.
Tabulating the Vote
Broadridge Financial Solutions will tabulate votes in preparation for the Annual Meeting and will provide a third-party representative to act as inspector of election at the Annual Meeting.  All votes received prior to the meeting date, and all votes cast at the Annual Meeting, will be tabulated by Broadridge Financial Solutions, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

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Voting Instructions	Table of Contents

Other Information
The company is making this solicitation and will bear the cost of soliciting proxies.  In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to stockholders and we will reimburse them for their expenses.  Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies.  We have engaged Sodali & Co., 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist us in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.
None of the items proposed for approval at the Annual Meeting are of the nature that the laws of the state of Delaware or our Amended and Restated Bylaws (our “bylaws”) would provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

4 2026 Proxy Statement

Corporate Governance
Our Board of Directors and Committees
Meetings and Attendance
During the 2025 fiscal year, our Board of Directors held five meetings, our Audit Committee held eight meetings, our Compensation Committee held three meetings and our Governance, Nominating and ESG Committee held four meetings. In addition to regularly scheduled meetings, each committee may hold special meetings from time to time, and take action by written consent in lieu of a meeting. Each Board member attended at least 75% of the aggregate of the Board of Directors meetings held in 2025 and the Audit Committee, Compensation Committee, and Governance, Nominating and ESG Committee meetings held in 2025 for which he or she was a committee member, except for Mr. Easley, who attended one less meeting than necessary to achieve at least 75% attendance.
Board Committees
The Board of Directors has the following standing committees: Audit Committee; Compensation Committee; Governance, Nominating and ESG Committee; Executive Committee; and Acquisition Committee. Each of the committees are comprised entirely of independent directors. The table below shows the current membership of the committees and identifies our independent directors and nominees.

Committee Member	Audit Committee	Compensation Committee	Governance, Nominating and ESG Committee	Executive Committee	Acquisition Committee	Independent Directors

Bahram Akradi
Lisa Bromiley
Roy (Ernie) Easley(1)
Michael Frantz
William Kimble
Stuart Lasher
Nicholas O’Grady
Jennifer Pomerantz

Denotes committee member.
Denotes committee chairperson.
Mr. Akradi has served as Chairperson of the Board of Directors since January 2018.
(1)	Mr. Easley will not stand for re-election at the Annual Meeting.

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Corporate Governance	Table of Contents

We have adopted written charters for each of these committees.  Current copies of all committee charters appear on the governance section of our website at www.noginc.com and are available in print upon written request to Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Audit Committee and Financial Expert
The Audit Committee’s primary function is to assist our Board of Directors in its general oversight of our company’s corporate accounting, financial reporting, internal control, audit and cybersecurity functions.  The Audit Committee’s main duties include recommending a firm of independent certified public accountants to audit the annual financial statements, reviewing the independent auditor’s independence, the financial statements and their audit report and reviewing management’s administration of the system of internal accounting controls.  Mr. Kimble is an “audit committee financial expert” as defined in the applicable Securities and Exchange Commission (“SEC”) rules.  Each of our current Audit Committee members and each member who served on the committee in 2025 is considered to be an “independent director” as defined in the NYSE Listed Company Manual.
To assist the Audit Committee in fulfilling its duties, our management provides the committee with information and reports as needed and requested.  Our Audit Committee also has access to our Chief Legal Officer and has the ability to retain outside legal counsel or other experts at its sole discretion if it deems such action to be necessary.
Compensation Committee
Our Compensation Committee charter authorizes our Compensation Committee to review and approve or make recommendations to our Board of Directors regarding annual base salary and incentive compensation levels, employment agreements and benefits of the Chief Executive Officer (“CEO”) and other key executives, as well as equity-based compensation awarded to any employee.  The Compensation Committee charter provides that the committee may retain consultants and advisors to advise the committee on compensation issues requiring outside expertise.  The Compensation Committee may also consult with our Audit Committee and our independent auditors for the purpose of reviewing any calculations required under any company incentive compensation plans.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee, including anyone who served as a member during 2025, is a former or current officer or employee of our company or is an executive officer of a company in which one of our company’s executive officers serves as a member of the board of directors or compensation committee of that company. None of our company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our company’s Board or Compensation Committee.
Governance, Nominating and ESG Committee
Our Governance, Nominating and ESG Committee charter provides that persons nominated for election or appointment as directors shall be evaluated by the Governance, Nominating and ESG Committee in light of their education, reputation, experience, independence, leadership qualities, personal integrity and such other criteria as the Governance, Nominating and ESG Committee deems relevant.  The Governance, Nominating and ESG Committee does not have a policy as to considering diversity in identifying nominees for director, however the

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Governance, Nominating and ESG Committee seeks to build a board with an appropriate diversity of background, tenure, skills and experience.
Our Governance, Nominating and ESG Committee has adopted specific qualifications that they believe are necessary and appropriate for membership on our Board of Directors.  The Governance, Nominating and ESG Committee identifies and evaluates nominees through internal discussions with committee members, management and other Board members.  The Governance, Nominating and ESG Committee meets annually to review Board qualifications, assess whether our existing Board members meet those qualifications and discuss whether any additional individuals should be nominated to serve on our Board of Directors.
Pursuant to procedures adopted by our Governance, Nominating and ESG Committee, stockholders who wish to recommend individuals for consideration by our Governance, Nominating and ESG Committee to become nominees for election to our Board of Directors may do so by submitting a written recommendation to our Governance, Nominating and ESG Committee, c/o Corporate Secretary, 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343.  Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships.  The submission must be accompanied by a written consent of the individual to stand for election if nominated by our Governance, Nominating and ESG Committee and to serve if elected by our Board of Directors or our stockholders, as applicable.  Alternatively, stockholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the SEC and any applicable laws.
Our Governance, Nominating and ESG Committee charter provides that the Governance, Nominating and ESG Committee may retain consultants and advisors to assist it in the process of identifying and evaluating candidates.  The Governance, Nominating and ESG Committee may also seek advice from our regular counsel or retain separate counsel to assist it in the execution of its responsibilities.
ESG and Human Capital Management
The Governance, Nominating and ESG Committee is responsible for overseeing environmental, social and governance (“ESG”) and sustainability matters within the company, including oversight of climate-related risks and reviewing and monitoring the development and implementation of any goals we may establish from time to time with respect to ESG and sustainability matters and for providing guidance to the Board of Directors on such matters.
The Compensation Committee is responsible for assisting the Board in its oversight of human capital management, including corporate culture, diversity, recruiting, retention, succession and related matters.
Executive Committee
Our Executive Committee charter provides that the Executive Committee shall (i) exercise, subject to applicable provisions of law, all the powers of our Board of Directors in the management of the business and affairs of the company when the Board of Directors is not in session (except to the extent such authority has been limited in the Executive Committee charter), (ii) review material transactions outside the ordinary course of business of the company, the authority for the review of which has not been expressly delegated to other committees, prior to

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Corporate Governance	Table of Contents

any such transaction being presented to the full Board of Directors for review and approval and (iii) at its discretion, oversee and review general corporate matters that are not delegated to other committees of our Board of Directors. Notwithstanding the foregoing, the Executive Committee charter provides that the committee shall not have the power to, among other things, amend the company’s certificate of incorporation or bylaws, fill vacancies on the Board, amend the charter of any committee of the Board, adopt an agreement or plan of merger, declare a dividend or authorize the issuance of stock. Furthermore, the Executive Committee is not empowered to act on any matters expressly delegated to other committees, that are under active review by the Board or another committee of the Board, or that may not be delegated under the Delaware General Corporation Law or the company’s certificate of incorporation and bylaws. The Executive Committee charter provides that the Executive Committee may seek advice from our regular counsel or retain separate counsel to assist it in the execution of its responsibilities.
Acquisition Committee
Our Acquisition Committee charter provides that the Acquisition Committee shall review potential mergers, acquisitions or dispositions of assets or a portion of any business proposed by management of the company, and exercise the full power and authority of our Board of Directors to approve any such transaction, other than any such transaction (i) with an enterprise value of greater than $100 million or (ii) requiring stockholder approval under the laws of the State of Delaware, the rules and regulations of the NYSE or our certificate of incorporation or bylaws. The Acquisition Committee charter provides that the Acquisition Committee may seek advice from our regular counsel or retain separate counsel to assist it in the execution of its responsibilities.
Director Independence
Our Board has determined that each of Bahram Akradi, Lisa Bromiley, Roy (Ernie) Easley, Michael Frantz, William Kimble, Stuart Lasher and Jennifer Pomerantz is an “independent director” as defined in the NYSE Listed Company Manual. To make this determination, the Board considers all relevant facts and circumstances indicating whether a director has a material relationship with the company either directly or as a partner, stockholder or officer of an organization that does business with the company. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships. In addition, each director must complete an annual questionnaire to disclose, among other things, information regarding ownership in the company, compensation received from the company (if any) and any relationship a director has either directly or indirectly through a family member or otherwise with certain Board or company advisors or other companies with whom our company does business. The Board determined that, with respect to each of Messrs. Akradi, Easley, Frantz, Kimble, and Lasher and Mses. Bromiley and Pomerantz, no relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. O’Grady is not deemed to be an independent director because he serves as our Chief Executive Officer.
Board Leadership Structure and Role in Risk Oversight
The roles of Chief Executive Officer and Chairperson of the Board of Directors of our company are currently held by different individuals. This separation recognizes the differences between the two roles and the value of having the distinct and different perspectives and experiences of a separate Chief Executive Officer and Chairperson of the Board of Directors. The non-executive chairperson is responsible for, among other things, developing the

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Table of Contents	Corporate Governance

agenda and procedures for the Board’s work, presiding over meetings of the full Board and executive sessions of the independent directors, acting as a liaison between the Board and management, coordinating the director recruitment process, leading succession planning efforts and facilitating communications with investors. Our Chief Executive Officer was appointed to the Board in December 2024, but does not serve on any standing committee of the Board.
Our management is responsible for defining the various risks we face, formulating risk management policies and procedures and managing our risk exposure.  It is the Board’s responsibility to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks.  The Audit Committee of the Board is primarily responsible for monitoring management’s responsibility in the area of risk oversight, and the non-executive chairperson also plays a key role in this regard given his regular communications with management.  Management regularly reports to our Audit Committee on risk management, which in turn reports on the matters discussed at the committee level to the full Board.  The Audit Committee and the full Board focus on the material risks our company faces to assess whether management has reasonable controls in place to address these risks.  The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.
Communications with Board Members
The Board of Directors has provided the following process for stockholders or other interested parties to send communications to the Board, any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343.  Communications to individual directors, including the Chairperson of the Board of Directors, may also be made to such director at our address. All communications sent to the chair of the Audit Committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel.  Any communications sent to the Board of Directors, or the non-management directors as a group, in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of our company before being reviewed by the Board or the non-management directors, as applicable.
Code of Business Conduct and Ethics
The Board of Directors has adopted the Northern Oil and Gas, Inc. Code of Business Conduct and Ethics that applies to our directors and employees.  A current copy of our Code of Business Conduct and Ethics can be found on the governance section of our website at www.noginc.com and is available in print upon written request to Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Corporate Governance Guidelines
The Board of Directors has adopted the Northern Oil and Gas, Inc. Corporate Governance Guidelines. A current copy of our Corporate Governance Guidelines can be found on the governance section of our website at www.noginc.com and is available in print upon written request to Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.

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Corporate Governance	Table of Contents

Insider Trading Policy
The Board of Directors has adopted the Northern Oil and Gas, Inc. Insider Trading Policy governing the purchase, sale and other transactions involving our securities by our directors, officers, employees, contractors and consultants, which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. A current copy of our Insider Trading Policy can be found on the governance section of our website at www.noginc.com and is available in print upon written request to Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Corporate Policy on Political Contributions, Trade Associations and Lobbying
The Board of Directors has adopted the Northern Oil and Gas, Inc. Corporate Policy on Political Contributions, Trade Associations and Lobbying. A current copy of our Corporate Policy on Political Contributions, Trade Associations and Lobbying can be found on the governance section of our website at www.noginc.com and is available in print upon written request to Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Anti-Corruption and Bribery Policy

The Board of Directors has adopted the Northern Oil and Gas, Inc. Anti-Corruption and Bribery Policy. A current copy of our Anti-Corruption and Bribery Policy can be found on the governance section of our website at www.noginc.com and is available in print upon written request to Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Board Member Attendance at Annual Meetings
We encourage all of our directors to attend our annual meetings of stockholders.  All of our 2026 director nominees attended last year’s virtual annual meeting of stockholders, and we anticipate that all of our director nominees will attend this year’s Annual Meeting virtually.

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Security Ownership of Certain Beneficial Owners and Management
The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on March 26, 2026, held by those persons known to beneficially own more than 5% of our capital stock, by our directors, director nominees, executive officers, and by our directors, director nominees and executive officers as a group.  The percentage of beneficial ownership for the following table is based on 105,777,359 shares of common stock outstanding as of March 26, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after March 26, 2026 through the exercise of any option or other right.  The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has exercised options or any other right to acquire shares of our common stock.

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Security Ownership of Certain Beneficial Owners and Management	Table of Contents

Name(1) Certain Beneficial Owners(2):	Number of Shares	Percent of Common Stock

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	13,949,576	13.2%
American Century Investment Management Inc.(4) 4500 Main Street, 9th Floor Kansas City, MO 64111	8,033,428	7.6%
FMR, LLC(5) 245 Summer Street, Boston, MA 02210	6,924,372	6.5%
Directors:
Bahram Akradi	1,683,751	1.6%
Lisa Bromiley	57,934	*
Roy (Ernie) Easley(6)	85,170	*
Michael Frantz	63,235	*
William Kimble	17,763	*
Stuart Lasher	364,526	*
Jennifer Pomerantz	22,778	*
Executive Officers:
Chad Allen	83,910	*
Adam Dirlam	141,050	*
James Evans	78,179	*
Nicholas O’Grady(7)	261,071	*
Erik Romslo	101,760	*
Directors and current Executive Officers as a group (12 persons)	2,961,127	2.8%

*	Denotes less than 1% ownership.
(1)As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each executive officer and each director is care of our company.
(2)On March 27, 2026, The Vanguard Group, Inc. filed an amendment to its Schedule 13G reporting zero shares as a result of an internal realignment completed in January 2026. Vanguard has publicly disclosed that beneficial ownership previously reported by The Vanguard Group, Inc. is expected to be reported on a disaggregated basis by newly formed Vanguard investment management subsidiaries in future Schedule 13F/13G filings.
(3)The number of shares indicated and the information below is based on information reported to the SEC in Amendment No. 1 to Schedule 13G filed by BlackRock, Inc. on July 17, 2025, reporting ownership of our common stock as of June 30, 2025. Amount reported represents shares of our common stock directly or indirectly held by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 13,719,500 shares of common stock and sole dispositive power with respect to 13,949,576 shares of common stock. BlackRock, Inc. is deemed to be the beneficial owner of 13,949,576 shares of common stock.

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Table of Contents	Security Ownership of Certain Beneficial Owners and Management

(4)The number of shares indicated and the information below is based on information reported to the SEC in Amendment No. 1 to Schedule 13G filed by American Century Companies, Inc. on August 14, 2025, reporting ownership of our common stock as of June 30, 2025. American Century Companies, Inc. has sole voting power with respect to 7,855,542 shares of common stock and sole dispositive power with respect to 8,033,428 shares of common stock. American Century Companies, Inc. is deemed to be the beneficial owner of 8,033,428 shares of common stock.
(5)The number of shares indicated and the information below is based on information reported to the SEC in Amendment No. 7 to Schedule 13G filed by FMR LLC on February 5, 2026, reporting ownership of our common stock as of December 31, 2025. Amount reported represents shares of our common stock directly or indirectly held by FMR LLC. FMR LLC has sole power to vote with respect to 6,903,835.35 shares of common stock and sole dispositive power with respect to 6,924,371.79 shares of common stock. FMR LLC is deemed to be the beneficial owner of 6,924,371.79 shares of common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
(6)Mr. Easley is not standing for re-election as a director in 2026.
(7)Mr. O’Grady also serves as a director.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.
To our knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent stockholders under Section 16(a) of the Exchange Act were timely filed during the year ended December 31, 2025.

2026 Proxy Statement 13

Proposal One
Election of Directors

The Board of Directors recommends that you vote “FOR” the election of all the nominees.

Our Board of Directors is responsible for overseeing the management of the business and affairs of our company as provided by Delaware law.  Directors are elected each year at the annual meeting by our stockholders.  We do not have a classified Board of Directors.  Seven directors will be elected at this year’s meeting.  Each director’s term will last until the 2027 Annual Meeting of Stockholders or until he or she is succeeded by another qualified director who has been elected.  All the nominees are currently directors of our company. Roy Easley, a current director of our company, will not be standing for re-election at the Annual Meeting. There are no familial relationships between any of our directors and executive officers.
Directors and Director Nominees
If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the meeting. Set forth below is information furnished with respect to each current director and nominee for election as a director.

Name	Age	Position(s)
Bahram Akradi	64	Director, Chairperson of the Board of Directors
Lisa Bromiley	53	Director
Roy (Ernie) Easley	67	Director, not standing for re-election
Michael Frantz	41	Director
William Kimble	66	Director
Stuart Lasher	66	Director
Nicholas O’Grady	47	Director and Chief Executive Officer
Jennifer Pomerantz	46	Director

14 2026 Proxy Statement

Table of Contents	Proposal One

Directors Skills and Experience
The following tables illustrate how the director nominees collectively represent key competencies that our Governance, Nominating and ESG Committee considers valuable to the oversight of our company. Each director nominee has particular qualifications, skills, characteristics, diversity, experience and other attributes that they bring to the Board. The Board of Directors believes the directors as a group have the experience and skills in areas such as the oil and gas industry, finance, risk management and corporate governance that are necessary to effectively oversee our company. More details on each director nominee’s and the departing director’s qualifications, skills and expertise are included in the director biographies on the following pages.

Knowledge, Skills and Experience*
Accounting/Financial					7

Business Development/M&A			5

Corporate Governance				6

Energy Industry			5

Other Public Company Board Experience		4

Risk Management					7

Human Capital Development				6

Executive Leadership				6

Sustainability/ESG	3

Cybersecurity		4

Board Composition*

Characteristic	Unit	2026
Independence	% (#)	86% (6)
Male	% (#)	71% (5)
Female	% (#)	29% (2)
Directors with racial/ethnic diversity	% (#)	14% (1)
Average Tenure	Years	8.0
Average Age	Years	55

*	This information reflects the anticipated composition of the Board at the conclusion of the Annual Meeting, assuming stockholders elect all seven nominees to the Board.

2026 Proxy Statement 15

Proposal One	Table of Contents

Director Nominees

Mr. Akradi has served as a director since July 2017, was appointed lead independent director of our company in December 2017, and was appointed non-executive Chairperson of the Board of Directors in January 2018.
Mr. Akradi founded Life Time, Inc. (formerly Life Time Fitness, Inc.) in 1992 and has served as its Chairman of the Board and Chief Executive Officer since May 1996. When Life Time was taken private in 2015, Mr. Akradi became Chairman of the Board and Chief Executive Officer of Life Time Group Holdings, Inc., the parent entity to Life Time, Inc. Life Time Group Holdings, Inc. (NYSE: LTH) completed its initial public offering in October 2021 and Mr. Akradi continues to serve as its Chairman of the Board and Chief Executive Officer. In connection with the initial public offering, Mr. Akradi was also appointed to serve on the Compensation Committee and chair the Nominating and Corporate Governance Committee of the Board of Directors of Life Time Group Holdings, Inc. Mr. Akradi also chairs the Capital Allocation Committee of the Board of Directors of Life Time Group Holdings, Inc.

Mr. Akradi
Age: 64
Director Since: July 2017

Mr. Akradi has extensive experience as the chairperson of the board, president and chief executive officer of both public and private companies. Mr. Akradi provides us with strong executive leadership as well as expertise in the areas of corporate strategy, financial management and fundraising through the capital markets. In addition, Mr. Akradi brings the perspective of a long-term stockholder to the Board.

Ms. Bromiley has served as a director since September 2007. Ms. Bromiley was appointed Chief Financial Officer of Diligent Delivery Systems in October 2025 has served as the Chief Financial Officer of Cemvita, Inc. since December 2023, which is a leading sustainable alternative energy provider.
Previously, she served as the Chief Financial Officer of Fortify Energy Holdings, LLC starting in May 2022. Prior to that she served as the Executive Vice President and Chief Financial Officer of North Shore Steel, a metals manufacturer and distributor, starting in October 2021. Prior to that, Ms. Bromiley served as the Chief Financial Officer of Aviva Metals, Inc., a multinational metals manufacturer and distributor, from June 2019 to October 2021. Prior to that, Ms. Bromiley served as the Chief Financial Officer of BioUrja Group, a privately-held group of companies focused on global commodity trading in 2018 and 2019. Ms. Bromiley has served as the Chief Financial Officer for two public companies, Flotek Industries, Inc. and Platinum Energy Resources, Inc. Earlier in her career, Ms. Bromiley worked in the energy audit practice of PricewaterhouseCoopers, LLP and worked for two Fortune 500 companies. Ms. Bromiley has served in various accounting, finance, SEC reporting and risk management positions. Ms. Bromiley is a Certified Public Accountant and holds B.B.A. and Masters of Accountancy degrees from the University of Texas at Austin, McCombs School of Business.

Ms. Bromiley
Age: 53
Director Since: September 2007

Ms. Bromiley has extensive experience as a financial executive and leader within various companies across the oil and gas industry. Ms. Bromiley provides expertise in the areas of financial reporting, accounting, capital markets, internal controls and corporate governance.

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Table of Contents	Proposal One

Mr. Frantz has served as a director since August 2016 and has served as the Chief Investment Officer of TRT Holdings, Inc. (“TRT Holdings”) a diversified private holding company based in Dallas, Texas, since February 2010.
Mr. Frantz is the head of TRT Holdings’ investment team which is responsible for sourcing, due diligence and the management of new and existing investment opportunities. Prior to TRT Holdings, Mr. Frantz was an Analyst with J.P. Morgan Asset Management from July 2008 to February 2010. Mr. Frantz currently serves on the Board of Directors of CareVet, Friends of the Katy Trail (non-profit), Topside Marinas, SPS Poolcare, and Pinnacle Live. Mr. Frantz holds a B.A. degree in Business Administration, with a concentration in Finance and Accounting and a Masters in Professional Accounting from the University of Texas at Austin, McCombs School of Business.

Mr. Frantz
Age: 41
Director Since: August 2016

Mr. Frantz has valuable experience in business and financing and brings the benefit of institutional knowledge in the oil and gas industry.

Mr. Kimble has served as a director since July 2022. From 2009 until his retirement in 2015, Mr. Kimble served as the Office Managing Partner for the Atlanta office and Managing Partner - Southeastern United States at KPMG, one of the largest audit, tax and advisory services firms in the world.
Until his retirement, Mr. Kimble had been with KPMG or its predecessor firm since 1986. During his tenure with KPMG, Mr. Kimble also held numerous senior leadership positions, including Global Chairman of Industrial Markets. Mr. Kimble served as KPMG’s Energy Sector Leader for ten years and was the executive director of KPMG’s Global Energy Institute. Mr. Kimble was also responsible for moderating KPMG’s Audit Committee Institute and Audit Committee Chair Sessions. Mr. Kimble currently serves on the Board of Directors and Audit Committee of both Liberty Energy Inc. and DCP Midstream GP, LLC, and previously served on the Board of Directors and Audit Committee of PRGX Global, Inc. Mr. Kimble has a Bachelor of Accounting and Business Administration from Southern Methodist University in Dallas, Texas.

Mr. Kimble
Age: 66
Director Since: July 2022

Mr. Kimble has an extensive accounting background and valuable experience as a director of other public companies. Mr. Kimble brings significant knowledge of the most current and pressing audit and financial compliance matters and reporting obligations faced by public companies.

2026 Proxy Statement 17

Proposal One	Table of Contents

Mr. Lasher has served as a director since March 2020. Mr. Lasher is the Founder, Chairman, and Chief Executive Officer of Quantum Capital Partners, Inc., which is a private investment firm based in Tampa, Florida.
Quantum Capital Partners was formed in 1998 and invests capital and provides expertise to businesses across various industries. From September 2010 to July 2012, Mr. Lasher served as Chairman and Chief Executive Officer of Lifestyle Family Fitness, a fitness chain with 55 locations. In 1990, Mr. Lasher co-founded and served as Chairman and Chief Executive Officer of National Business Solutions, Inc. (NBS), a professional employer organization based in St. Petersburg, Florida. In August 1996, NBS was acquired by Paychex, Inc. and Mr. Lasher remained as Chief Executive Officer of the Paychex PEO division until June 1997. Mr. Lasher began his professional career in public accounting with KPMG Peat Marwick. Mr. Lasher currently serves on several company boards of directors, including Life Time Group Holdings, Inc. Mr. Lasher holds a degree in Finance and Accounting from Florida State University and is a Certified Public Accountant in the State of Florida.

Mr. Lasher
Age: 66
Director Since: March 2020

Mr. Lasher has broad business and investing experience, bringing valuable insight from his executive leadership experience as well as detailed knowledge of finance and accounting.

Mr. O’Grady has served as our Chief Executive Officer since January 2020 and was named as a director in December 2024.
Mr. O’Grady joined NOG in June 2018 as the company’s Chief Financial Officer, and also held the title of President from September 2019 until his promotion to CEO in January 2020. Mr. O’Grady leads the NOG team in all aspects of the business, including acquisitions, investments, financial management and business strategy. Over his tenure, the NOG team has executed on acquisitions and related financings worth billions of dollars. Prior to NOG, Mr. O’Grady had nearly two decades in energy-related finance experience, both as an investment banker and as a principal investor. Mr. O’Grady began his career in the Natural Resources investment banking group at Bank of America. Later moving to the asset management industry, he worked at firms such as Highbridge Capital Management. Immediately prior to NOG, Mr. O’Grady worked as a senior credit analyst and portfolio manager at Hudson Bay Capital Management from September 2014 to May 2018, where he focused on energy-related equities, public credit, and private and direct investments. Since 2025, Mr.O’Grady serves on the board of directors for the American Exploration & Production Council, (AXPC) as the only Non-Operated Upstream E&P CEO on the Council. Mr. O’Grady holds a Bachelor of Arts in both History and Economics from Bowdoin College in Brunswick, Maine.

Mr. O’Grady
Age: 47
Director Since: December 2024

Mr. O’Grady has a deep understanding of our business, having served as our CEO since 2020 after previously serving as our CFO and President. He adds broad energy-related finance expertise to the Board and valuable industry experience and expertise.

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Table of Contents	Proposal One

Ms. Pomerantz has served as a director since December 2021. Ms. Pomerantz currently is the Managing Partner of Ellipsis Holdings, a family office.
Previously Ms. Pomerantz served from 2011 to August 2021 as CEO and Chairman of American Natural, a lifestyle brand of convenience stores and fuel logistics solutions which she founded. Prior to founding that business, she launched and served as a portfolio manager for global natural resources strategies for Citadel Asset Management’s Surveyor Capital and JP Morgan’s Highbridge Asset Management. Prior to asset management, Ms. Pomerantz began her career in investment banking covering power and energy for Bank of America. Ms. Pomerantz currently serves on the board of Life Time Group Holdings, Inc., is a board advisor of Plutus Capital, a private credit fund, and is a founding advisory board member of the Energy Policy Institute at the University of Chicago. Ms. Pomerantz holds a degree in Economics and Political Science from the University of Chicago.

Ms. Pomerantz
Age: 46
Director Since: December 2021

Ms. Pomerantz has broad business and investing experience and brings a valuable global energy expertise and perspective in the industry. In addition, Ms. Pomerantz brings extensive management experience through her involvement as both a chief executive officer and chairman.

Departing Director

Mr. Easley has served as a director since June 2018 and has served as Senior Vice President – Exploration and Development at CH4 Energy since November 2017.
Previously, Mr. Easley has served in various roles, including all aspects of exploration & development and managing multi-disciplinary functions including land, reservoir, and drilling and completions professionals, at companies including BOPCO, L.P. (Vice President - Exploration and Development, from August 2012 to August 2017), Hunt Oil Company, Chieftain International, Tana Oil and Gas Corporation and Exxon Company, U.S.A. Mr. Easley has also been directly involved in the acquisition, development and divestiture of several large exploration projects in the United States. Mr. Easley currently serves on the Board of Directors of Blue Bell Creameries, Inc. and previously served on the Board of Directors of GreenHunter Resources, Inc. from 2012 to April 2016. Mr. Easley holds a Bachelor of Science in Geological Sciences from the University of Texas at Austin.

Mr. Easley
Age: 67
Director Since: June 2018

Mr. Easley has extensive business development and executive management experience in the oil and natural gas exploration and production industry.

2026 Proxy Statement 19

Proposal One	Table of Contents

Required Vote
Election to our Board of Directors of each of the nominees named above requires the affirmative vote of a plurality of the voting power of the outstanding shares of our common stock present in person (including virtually) or by proxy and entitled to vote on the election of directors. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will have no effect upon the outcome of the vote on this proposal. All shares of common stock represented by proxies will be voted “FOR” the election of the director nominees, except where authority to vote in the election of directors has been withheld.

20 2026 Proxy Statement

Proposal Two
Ratification of Appointment of Independent Registered Public Accountants

The Board of Directors recommends that you vote “FOR” this Proposal 2.

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.  A proposal to ratify that appointment will be presented to stockholders at the meeting.  If stockholders do not ratify such appointment, the committee will consider selection of another independent registered public accounting firm.  Even if the appointment is ratified, the committee may, in its sole discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the best interests of the company.  Representatives of Deloitte are expected to attend the meeting virtually and they will have the opportunity to make a statement and be available to respond to appropriate questions.
Registered Public Accountant Fees
Deloitte served as our independent registered public accounting firm for the years ended December 31, 2025 and 2024.  Aggregate fees for professional services rendered by such firm for the years ended December 31, 2025 and 2024 were as follows:

	Fiscal Year Ended

	December 31, 2025 ($)	December 31, 2024 ($)

Audit Fees	2,232,115	2,014,479
Audit-Related Fees	—	—
Tax Fees(1)	82,875	47,763
Total	2,314,990	2,062,242
(1)Tax related fees in 2025 and 2024 consisted of fees related to analyzing potential net operating loss carryforward utilization limits.

2026 Proxy Statement 21

Proposal Two	Table of Contents

Audit, audit-related and tax fees were for professional services rendered for the audits of the financial statements, review of interim financial statements, reviews of income tax provisions, audits of statutory financial statements, comfort letters in connection with offerings, consents and the review of documents we filed with the SEC. The percentage of hours spent by Deloitte on these services that were attributable to work performed by persons not employed by Deloitte, as applicable on a full-time permanent basis did not exceed 50%.
The Audit Committee of the Board of Directors has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence.
Pre-Approval Policies and Procedures of Audit Committee
Our Audit Committee has adopted pre-approval policies and procedures to ensure the continued independence of our auditor.  As a general rule, we will only engage our auditors for non-audit-related work if those services enhance and support the attest function of the audit or are an extension to the audit or audit-related services.
Our Audit Committee annually evaluates our auditors’ independence, professional capability and fees based on a variety of factors.  The committee annually obtains from the auditor a formal written statement delineating all relationships between the auditor and our company, consistent with Independence Standards Board Standard 1 and engages in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.
The Audit Committee takes appropriate action to oversee the independence of the auditor, which includes review and approval of the auditors’ annual audit plan and audit scope including a description of key functions and/or locations to be audited, a general description of each of the non-audit services provided or to be provided and an estimate of audit and non-audit fees and costs for the year and actual versus estimated for the preceding year.  The committee ascertains whether resources are reasonably allocated as to risk and exposure and makes any recommendations that might be required to more appropriately allocate the auditors’ efforts.
The Audit Committee appraises the efficiency and effectiveness of the audit efforts and of financial accounting and reporting systems through scheduled meetings with the auditors and ensures that management places no restrictions on the scope of audits or examinations.  The lead audit partner will review with the committee the services the auditor expects to provide and the related fees, as appropriate. In addition, management will provide the committee with periodic updates of any non-audit services that the auditor has been asked to provide or may be asked to provide in the future.
The Audit Committee pre-approved all of the services we received from Deloitte during 2025.
Required Vote
We will consider our stockholders to have ratified the appointment if the number of votes cast “FOR” this Proposal 2 exceeds the number of votes cast “AGAINST” this Proposal 2. Abstentions will have no effect upon the outcome of the vote on this proposal. This proposal is considered to be “routine” under the NYSE rules. As a result, brokers will have discretionary authority to vote on this proposal and there will be no broker non-votes with respect to this proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.

22 2026 Proxy Statement

Audit Committee Report
The Audit Committee of the Board is composed of at least three non-employee directors who meet applicable stock exchange independence requirements. Information as to these persons, as well as their duties, is provided under the caption “Our Board of Directors and Committees.” The committee met eight times during 2025 and reviewed a wide range of issues, including the objectivity of the financial reporting process and the adequacy of internal controls. In addition, the committee received reports and reviewed matters regarding ethical considerations and business conduct and monitored compliance with laws and regulations. Prior to filing our Annual Report on Form 10-K for the year ended December 31, 2025 (our “Annual Report”), the committee also met with our management and internal auditors and reviewed the current audit activities, plans and results of selected internal audits. The committee also met privately with the internal auditors and with representatives of our independent registered public accounting firm to encourage confidential discussions as to any accounting or auditing matters.
The Audit Committee has (a) reviewed and discussed with management and our independent registered public accounting firm our audited financial statements for the year ended December 31, 2025, management’s assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm’s evaluation of our internal control over financial reporting; (b) discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and (c) received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with representatives of our independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report for filing with the SEC.
The name of each person who currently serves as a member of our Audit Committee is set forth below.
•William Kimble
•Lisa Bromiley
•Stuart Lasher

2026 Proxy Statement 23

Proposal Three
Advisory Vote to Approve the Compensation of the Named Executive Officers

The Board of Directors believes that the compensation of our Executive Officers is appropriate and recommends a vote “FOR” this Proposal 3.

In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the following proposal, commonly known as a “Say on Pay” proposal, provides our stockholders with a separate nonbinding advisory vote to approve the compensation of our named executive officers.  The named executive officers are the individuals identified in the Summary Compensation Table included in this proxy statement below.  Because your vote on this proposal is advisory, it will not be binding upon us or our Board of Directors.  However, the Compensation Committee will review the results of the vote carefully and will take the results of its review into account when making future executive officer compensation decisions.
The compensation of our named executive officers received substantial support and was approved, on an advisory basis, by approximately 90% of the votes cast “FOR” or “AGAINST” the corresponding proposal at the annual meeting of stockholders held on May 22, 2025. The Compensation Committee and other members of our Board believe that this vote reflected our stockholders’ overall support of the compensation decisions made by the Compensation Committee for our named executive officers for 2024.
Before you vote on the resolution below, please carefully review the entire “Compensation Discussion and Analysis” section included in this proxy statement below and the tables, narrative disclosure and footnotes that follow the “Compensation Discussion and Analysis.”  The “Compensation Discussion and Analysis” contains important information about our executive compensation program and philosophy.  It also explains how and why the Compensation Committee made specific decisions about the named executive officers’ compensation for 2025.
The following resolution will be voted on at the Annual Meeting:
RESOLVED, that the stockholders of Northern Oil and Gas, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers in the Compensation Discussion and Analysis, the compensation tables, and the other related tables and disclosure as disclosed in this proxy statement.
Our Board has adopted a policy providing for annual Say on Pay advisory votes and we intend to hold a Say on Pay vote every year, consistent with the preference indicated by our stockholders pursuant to the most recent advisory vote on the frequency of the Say on Pay vote, which was held at the 2023 Annual Meeting of Stockholders. Unless our Board modifies our policy, the next Say on Pay advisory vote will be held at the 2027 Annual Meeting of Stockholders. The next advisory vote on the frequency of the Say on Pay vote will occur at the 2029 Annual Meeting of Stockholders.

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Table of Contents	Proposal Three

Required Vote
We will consider our stockholders to have approved our executive compensation if the number of votes cast “FOR” this Proposal 3 exceeds the number of votes cast “AGAINST” this Proposal 3. Abstentions and broker non-votes will have no effect upon the outcome of the vote on this proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.

2026 Proxy Statement 25

Executive Compensation
Compensation Discussion and Analysis
Named Executive Officers
This Compensation Discussion and Analysis provides information about the material elements of compensation that are paid, awarded to, or earned by our named executive officers for fiscal year 2025. Our named executive officers for fiscal year 2025 (and their respective positions) were:

Nicholas O’Grady	Chief Executive Officer	Our company reported strong financial and operating results for 2025.
Adam Dirlam	President
Chad Allen	Chief Financial Officer
James Evans	Chief Technical Officer
Erik Romslo	Chief Legal Officer & Secretary
Executive Summary
Company Performance

$2.1b oil and gas sales	9% increase in total production	$230m combined dividends and stock repurchases

Our company reported strong financial and operating results for 2025, despite a challenging commodity price environment. We generated record production, cash flows from operations and Adjusted EBITDA and continued to build on our success in recent years. We continued to pursue our growth and diversification strategy with acquisitions across all of our basins. Our acquisition and development activity resulted in a 9% increase in our total production in 2025 compared to 2024. Despite a 14% decrease in average realized commodity prices per barrel of oil equivalent in 2025 compared to 2024, we still grew our cash flows from operations and Adjusted EBITDA year-over-year. We increased our total quarterly common stock dividends per share by 10% in 2025 , and returned over $230 million to stockholders in the form of dividends and common stock repurchases.
Compensation Program
For 2025, the Compensation Committee sought to implement an executive compensation program that is both highly competitive with our peer group and heavily focused on value-creation over the long-term.
The structure of our 2025 executive compensation program is substantially similar to 2024. It includes (i) base salary, (ii) a cash short-term incentive program (“STIP”) dependent upon the achievement of quantitative

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Table of Contents	Executive Compensation

company financial and operating performance objectives, as well as individual performance goals, during the year, and (iii) an equity-based long-term equity incentive program (“LTIP”) dependent upon company performance over a three-year period.
The charts below show the breakdown, by award type, of the total potential target value under our 2025 executive compensation program for our CEO and for all of our named executive officers combined.

■	Base salary
■	Service-based LTIP awards
■	Performance-based LTIP awards
■	Performance-based STIP awards

■	Base salary
■	Service-based LTIP awards
■	Performance-based LTIP awards
■	Performance-based STIP awards
Overview
Our Compensation Committee is responsible for establishing director and executive officer compensation, as well as policies and programs to ensure that they are consistent with our compensation philosophy and principles of corporate governance. The Compensation Committee is authorized to make plan awards to our employees to recognize individual and company-wide achievements as the Compensation Committee deems appropriate. Our Compensation Committee reviews and determines all compensation for executive officers, including employment agreements and other benefits.
Our executive compensation program seeks to incentivize our named executive officers to create superior returns for our stockholders. The program has individual and corporate goals as well as qualitative and quantitative objectives to drive ongoing value creation and is designed to foster an ownership mentality among our management team.
In 2025, we held a stockholder advisory vote on the compensation paid to our named executive officers for 2024, which resulted in approximately 90% of the votes cast approving such compensation. Our Compensation Committee evaluated the results of last year’s advisory vote on executive compensation, as well as information gleaned from our engagement with shareholders during 2025, and did not make any specific changes to our executive compensation program as a result thereof.

2026 Proxy Statement 27

Executive Compensation	Table of Contents

Compensation Consultant
The Compensation Committee from time to time engages independent consultants to advise it on peer group executive compensation practices, potential compensation packages for existing or new executives, and in connection with other projects, including the selection of peer groups for executive compensation analysis purposes. During 2025, the Compensation Committee retained Willis Towers Watson (“WTW”) as its independent executive compensation consultant. WTW performs work at the direction and under the supervision of the Compensation Committee. The decision to engage WTW as an independent compensation consultant to provide such services was not made, or recommended by, management of our company. The following provides typical executive compensation consulting services provided by WTW:
•Advise on the compensation proxy peer group;
•Preparation of a comprehensive analysis and comparison of our named executive officers’ compensation relative to our peer group and survey data;
•Review of the competitiveness of the overall program that supports the compensation decision making process and overall design;
•Updates on trends and developments in executive compensation;
•Preparation and review of materials for Compensation Committee meetings, when appropriate; and
•Participation in Compensation Committee meetings.
In addition, WTW periodically provides the Compensation Committee with recommendations and reports regarding non-employee director compensation. The Compensation Committee reviews the analysis and determines whether to recommend to our Board of Directors any changes to the compensation program for non-employee directors. WTW reports directly to the Compensation Committee, but it may meet with management from time to time to gather information or to obtain management’s perspective on executive compensation matters. The Compensation Committee has considered the independence of WTW under SEC rules and NYSE listing standards and concluded that no conflict of interest is present.
Peer Group
The peer group used in connection with the 2025 executive compensation program consists of the same companies as the peer group used in 2024. The peer group approved by the Compensation Committee, upon the advice of WTW, in connection with the 2025 executive compensation program consisted of the following companies:

Berry Corporation	Granite Ridge Resources, Inc.	Matador Resources Company	Talos Energy Inc.
Chord Energy Corporation	HighPeak Energy, Inc.	Permian Resources Corporation	Vital Energy, Inc.
Civitas Resources, Inc.	Kimbell Royalty Partners, LP	Sitio Royalties Corp.	Vitesse Energy, Inc.
Crescent Energy Company	Magnolia Oil & Gas Corporation	SM Energy Company	W&T Offshore, Inc.

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This peer group was used to develop market data that supported 2025 executive compensation decisions. Peer group data is considered in connection with establishing our annual executive compensation program from year to year, including setting base salaries, determining the type and structure of incentive awards, setting incentive award levels, and making any necessary discretionary determinations. In addition, this peer group is used under the 2025 LTIP as the comparative group for determining our relative total shareholder return (“TSR”) performance over the three-year performance period.
The Compensation Committee has updated our peer group over time primarily due to M&A, corporate restructuring and the growth of our financial and operating profiles as compared to potential peer companies. In selecting the peer group, the Compensation Committee considers various financial metrics (such as enterprise value, market capitalization, revenue, EBITDA, and total assets) and operating characteristics (such as mix of oil and natural gas, geography, and operating vs. non-operating strategy) of potential peers with whom we may compete for executive talent and capital.
Role of Executives in Establishing Compensation
The Compensation Committee makes the final determination of all compensation paid to our named executive officers and directs all compensation decisions affecting our named executive officers. The Compensation Committee meets regularly (without management present) to discuss and ultimately set executive compensation amounts and programs. Our Chief Executive Officer is not present during voting or deliberations regarding his compensation.
Compensation Philosophy
To recruit and retain the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that is competitive with our peer group and with respect to the general profession of our executives. We remain committed to hiring and retaining qualified, motivated employees at all levels within the organization while ensuring that all forms of compensation are aligned with business needs. Our compensation program is intended to incentivize exceptional organizational and individual performance, and to support the successful attainment of our vision, values and business objectives.
The following compensation objectives are considered in setting the compensation components for our executive officers:
•Attract and retain key executives responsible not only for our continued growth and profitability, but also for ensuring proper corporate governance and carrying out the goals and plans of our company;
•Motivate our executives to enhance long-term value;
•Align a significant portion of compensation to financial and operating performance;
•Evaluate and rate performance both on an absolute basis and relative to existing market conditions during the measurement period; and
•Set compensation levels that reflect competitive peer group practices.
The principal components of our executive compensation program are base salary, short-term incentive awards and long-term incentive awards. We use various elements of pay to design a compensation program that

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provides competitive pay with the opportunity to earn above or below target incentive payouts based on financial, operational and strategic performance.
Elements of Compensation
The total compensation and benefits program for our named executive officers consists of a combination of the following components:
•base salaries;
•annual short-term incentive program;
•long-term equity incentive program;
•retirement, health and welfare benefits;
•perquisites; and
•employment agreements that contain certain severance and change in control benefits.
Base Salaries
We provide base salaries to compensate our named executive officers for services performed during the fiscal year. This provides a level of financial certainty and stability in an industry with historical volatility and cyclicality. The base salaries are designed to reflect the experience, performance, responsibilities and contribution of the individual executive officers. Salaries are reviewed annually, based on a number of factors, both quantitative, including organizational and competitive analyses, and qualitative, including the Compensation Committee’s perception of the executive’s experience, performance and contribution to our business objectives and corporate values. The Compensation Committee believes the named executive officers’ 2025 base salaries are reasonable and competitive relative to our peer group.
The annual base salaries paid to our named executive officers in 2024 and 2025 are set forth in the following table:

	2024 Salary ($)	2025 Salary ($)	Increase (%)

Nicholas O’Grady	925,000	925,000	—
Adam Dirlam	600,000	615,000	2.5
Chad Allen	500,000	512,500	2.5
James Evans	485,000	497,500	2.6
Erik Romslo	475,000	487,500	2.6
Annual Short-Term Incentive Program (STIP)
Our STIP is designed to provide annual variable cash compensation dependent upon the achievement of quantitative company financial and operating performance objectives, as well as individual performance goals, with such achievement determined by the Compensation Committee. The weighting and performance levels for the quantitative objectives and the individual performance goals are communicated to our named executive officers at the time they are set.

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The Compensation Committee established the STIP for 2025 with the following threshold, target and maximum cash award opportunities:

	2025 STIP

	Threshold		Target		Maximum

	Value ($)	% of Salary	Value ($)	% of Salary	Value ($)	% of Salary

Nicholas O’Grady	462,500	50	1,110,000	120	1,850,000	200
Adam Dirlam	307,500	50	645,750	105	968,625	158
Chad Allen	230,625	45	461,250	90	691,875	135
James Evans	223,875	45	447,750	90	671,625	135
Erik Romslo	195,000	40	341,250	70	487,500	100
The quantitative measures and individual performance goals selected each year are tailored by the Compensation Committee in an attempt to focus management’s attention and efforts on the matters deemed most critical to the company, and as a result may be different from year to year depending on the current environment and needs of the company. The performance level for each quantitative measure considers prior year results and current year expectations and objectives. After reviewing prior results and current year expectations, the Compensation Committee approved goals that we believe are aggressive and require achievement of significant performance. The performance levels for the quantitative measures may provide for adjustments to account for the effects of certain circumstances that may arise during the year, such as significant acquisitions or divestitures.
Under the 2025 STIP, the Compensation Committee determined that two-thirds of each named executive officer’s award would be dependent on company financial and operating quantitative performance objectives (i.e., Adjusted EBITDA and Return on Capital Employed (each as further described below), weighted equally), and one-third would be dependent on achievement of individual performance goals for each named executive officer.
The table below provides the details of the performance goals for the 2025 STIP.

		Performance Levels			Actual Company Performance

2025 Performance Goals	Weighting	Threshold	Target	Maximum

Adjusted EBITDA (millions)(1)	1/3	$1,475.0	$1,575.0	$1,725.0	$1,607.3
Return on Capital Employed(2)	1/3	12.0%	13.75%	15.5%	15.4%
Individual Goals(3)	1/3				See FN 3
(1)2025 Adjusted EBITDA, pursuant to the company’s standard calculation, but with pro forma adjustments to eliminate the effect of unbudgeted acquisitions completed during 2025. Based on this calculation, the Compensation Committee determined that the company achieved Adjusted EBITDA above target, but below maximum, and thus each executive was entitled to an amount for this metric based on linear interpolation between the target and maximum amounts. The amount earned by each executive was 100% of target, plus 21.6% of the incremental amount that could be earned for achieving the maximum performance level. See Appendix A for additional information on our Adjusted EBITDA calculation.

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(2)Return on capital employed (“ROCE”), calculated with pro forma adjustments to eliminate the effect of unbudgeted acquisitions completed during 2025. Based on this calculation, the Compensation Committee determined that the company had ROCE above target, but below maximum, and thus each executive was entitled to an amount for this metric based on linear interpolation between the target and maximum amounts. The amount earned by each executive was 100% of target, plus 95.4% of the incremental amount that could be earned for achieving the maximum performance level. See Appendix A for additional information on our ROCE calculation.
(3)As described in the paragraph following this table, the Compensation Committee determined the following levels were achieved with respect to this individual performance metric: Mr. O’Grady - 99% of maximum; Mr. Dirlam - 98% of maximum; Mr. Allen - 98% of maximum; Mr. Evans - 98% of maximum; Mr. Romslo - 99% of maximum.
The Compensation Committee established the individual performance goals for each named executive officer under the 2025 STIP across the following categories to support the needs of the business following a rapid growth period: (i) strategy and resource planning; (ii) infrastructure, technology and business intelligence; (iii) growth and capital efficiency; and (iv) ESG program development. Members of the Compensation Committee met with each named executive officer multiple times during 2025 to discuss progress on the individual goals, and evaluated each named executive officer’s level of achievement after year-end to determine the amount earned by each named executive officer with respect thereto. The Compensation Committee determined that each named executive officer had substantially achieved all individual performance goals established for 2025. As a result, the Compensation Committee determined to pay each named executive officer just below the maximum level for the one-third portion of the 2025 STIP dependent on achievement of individual goals, as follows: Mr. O’Grady - 99% of maximum; Mr. Dirlam - 98% of maximum; Mr. Allen - 98% of maximum; Mr. Evans - 98% of maximum; Mr. Romslo - 99% of maximum.
As a result of the foregoing calculations and determinations, the cash awards paid to the named executive officers under the 2025 STIP were as follows:

	Adjusted EBITDA Metric ($)	ROCE Metric ($)	Individual Goals ($)	Total ($)	Total (% of Base Salary)

Nicholas O’Grady	423,173	605,390	610,000	1,638,564	177
Adam Dirlam	238,450	317,955	315,000	871,405	142
Chad Allen	170,322	227,111	225,000	622,432	121
James Evans	165,337	220,464	220,000	605,800	122
Erik Romslo	124,259	160,271	160,000	444,530	91
Long-Term Equity Incentive Program (LTIP)
The purpose of our LTIP is to align the interests of our named executive officers with those of our stockholders and to provide variable compensation primarily dependent upon company performance. Since LTIP awards may vest and grow in value over time, the program is intended to incentivize company performance over the long-term. Equity awards granted pursuant to the LTIP are granted under our Amended and Restated 2018 Equity Incentive Plan (the “EIP”).

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2025 LTIP
Consistent with 2024, the Compensation Committee designed the 2025 LTIP with input and advice from WTW in an attempt to (i) strongly incentivize the executive team to continue their value-creation efforts for the company and our stockholders, and (ii) continue to align the executive team with our company’s long-term goals.
The 2025 LTIP includes both performance-based and service-based equity awards. The following table shows the relative mix of awards granted to each named executive officer pursuant to the 2025 LTIP, based on target values.

	Performance-Based(1)		Service-Based(2)

	Value ($)	% of Total	Value ($)	% of Total

Nicholas O’Grady	3,787,500	88	525,000	12
Adam Dirlam	1,812,300	87	262,500	13
Chad Allen	945,000	84	183,750	16
James Evans	810,600	84	157,500	16
Erik Romslo	709,800	82	159,600	18
(1)Includes the 3-Year TSR Awards (as defined below).
(2)Includes the Base RSAs (as defined below).
The 2025 LTIP consisted of the following equity awards for each named executive officer:
•Base RSA: A restricted stock award subject to service-based vesting ratably over three years (each, a
“Base RSA”).
•3-Year Absolute TSR Award: A performance-based restricted stock unit award (“PRSU”) dependent on our 3-year compound annualized TSR, calculated using the last 20 trading days of 2027 compared to the last 20 trading days of 2024 (the “3-Year Absolute TSR Award”). Under this award, the compound annualized TSR required to be achieved over the three-year period for threshold, target and maximum performance are 8%, 12% and 16%, respectively, with linear interpolation for performance between threshold and target, or between target and maximum.
•3-Year Relative TSR Award: A PRSU dependent on our company’s 3-year TSR relative to our peer group, calculated using the last 20 trading days of 2027 compared to the last 20 trading days of 2024 (the “3-Year Relative TSR Award” and, together with the 3-Year Absolute TSR Award, the “3-Year TSR Awards”). Under this award, the threshold, target and maximum performance goals are set at the 25th, 50th and 75th percentiles, respectively, of our peer group, with linear interpolation for performance between threshold and target, or between target and maximum.
The threshold, target and maximum payout opportunities for these awards were determined by the Compensation Committee based on its review of peer group compensation information and subjective determinations specific to each executive’s role and responsibilities. Consistent with 2024, the allocation of the performance-based awards was 50% to the 3-Year Absolute TSR Awards, and 50% to the 3-Year Relative TSR Awards. For additional

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information regarding the Compensation Committee’s perspective in establishing the 2025 LTIP, please see the section titled “Executive Summary” above.
The awards granted to our named executive officers in 2025 under the EIP pursuant to the 2025 LTIP are summarized in the following table:

		3-Year Absolute TSR Award			3-Year Relative TSR Award

	Base RSA ($)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Nicholas O’Grady	525,000	946,875	1,893,750	2,840,625	946,875	1,893,750	2,840,625
Adam Dirlam	262,500	453,075	906,150	1,359,225	453,075	906,150	1,359,225
Chad Allen	183,750	236,250	472,500	708,750	236,250	472,500	708,750
James Evans	157,500	202,650	405,300	607,950	202,650	405,300	607,950
Erik Romslo	159,600	177,450	354,900	532,350	177,450	354,900	532,350
The 2025 LTIP Base RSAs were granted to our named executive officers on March 10, 2025, with the number of restricted shares calculated for each executive by dividing (i) the applicable value in the table above by (ii) the closing price of our common stock on that date. These restricted shares will vest in three equal installments on each of March 15, 2025, 2026 and 2027, subject to the executive’s continued service with the company through each such vesting date.
The 2025 LTIP 3-Year TSR Awards were granted to our named executive officers on June 4, 2025. For purposes of determining the number of PRSUs for each award, WTW utilized a Monte Carlo simulation model to estimate the fair value of the awards as of December 31, 2024, which is the last day before the start of the three-year performance period. We utilized these year-end fair values, which were $31.95 and $41.27 per target PRSU for the Absolute TSR Awards and Relative TSR Awards, respectively, to calculate the number of PRSUs granted to each executive. Due to our relative and absolute TSR performance during 2025, before the awards were granted on June 4, 2025, the grant date fair values were less than the year-end fair values used in determining the number of PRSUs. As a result, the values for these awards included in the Summary Compensation Table and Grants of Plan-Based Awards table below are different than the amounts shown in the table above. The Compensation Committee will evaluate our relative and absolute TSR performance in early 2028, after the end of the three-year performance period, to determine the number of PRSUs, if any, earned and settled in shares for each executive.
The 2025 LTIP is designed to provide a significant incentive for the named executive officers to achieve and maintain high levels of performance and strengthens the connection between our executive team and the long-term interests of our stockholders. We believe that these type of awards are a powerful tool for helping us retain executive talent, and that the use of restricted stock and PRSUs reflects competitive practice among companies with whom we compete for executive talent. In addition, the higher value of a share of restricted stock or PRSU in comparison to a stock option allows us to issue fewer total shares in order to arrive at a competitive total long-term incentive award value.

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Prior Year LTIP Awards
2023 was the first year that the Compensation Committee granted 3-Year TSR Awards substantially similar to those granted in 2025. The 2023 3-Year TSR Awards had a performance period from January 1, 2023 to December 31, 2025. In early 2026, the Compensation Committee evaluated the company’s actual results relative to the performance metrics under these awards.
•Under the 2023 3-Year Absolute TSR Awards, the company’s absolute TSR was below the threshold performance goal of 8%, and as a result the named executive officers did not earn anything and the PRSUs were forfeited in their entirety.
•Under the 2023 3-Year Relative TSR Awards, the company achieved a relative TSR in the 69.9th percentile of the peer group, which was between the target (50th percentile) and maximum (75th percentile) performance levels. As a result, each executive earned a number of shares based on linear interpolation between their target number of PRSUs and maximum number of PRSUs, as follows:

	Shares Earned(1) (#)	Value Earned(2) ($)

Nicholas O’Grady	29,688	637,401
Adam Dirlam	11,642	249,954
Chad Allen	6,179	132,663
James Evans	5,073	108,917
Erik Romslo	5,952	127,789
(1)Settled in fully-vested shares of our common stock in February 2026.
(2)Values based on the $21.47 closing price of our common stock on the last trading day of 2025.
Equity Award Granting Practices
Stock options are not used in the mix of awards granted to our directors, named executive officers or other employees. We do not take material non-public information (“MNPI”) into account when determining the timing and terms of equity awards, and we have never had a practice of doing so. We have never timed, and do not plan to time, the release of MNPI for the purpose of affecting the value of executive compensation. Further, our equity award accounting complies with U.S. GAAP and is transparently disclosed in our applicable SEC filings.
Retirement, Health and Welfare Benefits
We offer a variety of retirement, health and welfare programs to all eligible employees, including our named executive officers, who are eligible to participate in these broad-based programs on the same basis as the rest of our employees. Our health and welfare programs include medical, dental, vision, life insurance and long and short-term disability. We have a supplemental disability plan applicable to employees whose annual compensation would not be covered by our standard disability plan, and all of the named executive officers qualify for coverage under that supplemental plan.

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We maintain a 401(k) plan for our employees. Under the 401(k) plan, eligible employees may elect to contribute a portion of their eligible compensation on a pre-tax basis in accordance with the limitations imposed under the Code. We also provide a match contribution equal to 100% of an eligible employee’s deferral contribution, up to 8% of the employee’s earnings up to the maximum amount permitted under the Code.
Perquisites
We offer limited perquisites to our named executive officers, which in 2025 included vehicle allowances and payment of all 401(k) plan contributions, and other items reflected in the Summary Compensation Table and related disclosures below. The company does not provide tax gross-ups on any perquisites provided to our named executive officers.
Employment Agreements
We entered into amended and restated employment agreements with each of our named executive officers in December 2023. The employment agreements provide for a five-year initial term, subject to earlier termination upon notice, with automatic renewals for additional one-year periods unless either the executive or the company gives written notice of non-renewal at least 90 days prior to the expiration of the then-current initial term or renewal term. The employment agreements also provide for initial annualized base salaries consistent with each executive’s 2023 base salary, which may be adjusted from time to time but not below the executive’s 2023 base salary (unless pursuant to a reduction of no more than 25% applied consistently to all senior executive officers). The employment agreements also contain certain restrictive covenants, including with respect to confidentiality, non-competition, non-solicitation, non-interference, and non-disparagement. These restrictions are generally intended to apply during the initial term and any renewal term and, except with respect to the non-competition restrictions, for the eighteen-month period following termination of employment.
The employment agreements provide for severance compensation in connection with certain triggering events relating to a change in control of our company and/or termination of employment. These arrangements mitigate a potential disincentive for our named executive officers when they are evaluating a potential acquisition of the company, particularly when their services may not be required by the acquiring entity. In such a situation, these arrangements are necessary to encourage retention of our named executive officers through the conclusion of the transaction, and to ensure a smooth management transition. We believe that the level of benefits provided under these agreements is reasonable relative to peer group practice and helps us to attract and retain key talent. Change in control payments and benefits for our named executive officers are based on a “double-trigger” arrangement (that is, they require both a change in control of the company plus a qualifying termination of employment of the named executive officer before payments and benefits are paid to such named executive officer). We have provided more information about these benefits below under the section titled “Potential Payments upon Termination or Change in Control.”

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Policies as to Hedging and Company Securities
Our insider trading policy provides that company directors, officers (including each of the named executive officers) and other employees (and certain other covered individuals) are prohibited from, among other things: (i) purchasing company securities on margin or pledging company securities; (ii) short selling company securities; (iii) buying or selling put or call options on company securities; or (iv) entering into hedging transactions involving company securities, which includes purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company securities. Certain family and household members and other persons or entities whose decisions are directed, influenced or controlled by a covered person are also subject to the prohibition. Further, the insider trading policy applies to all company securities directly or indirectly owned by covered persons, including any securities granted to the covered persons as a part of compensation for their service to the company.
Stock Ownership Guidelines
We have adopted stock ownership guidelines covering our executive officers and directors. Pursuant to these guidelines, these individuals are each required to hold an aggregate value of shares of our common stock equal to or greater than (i) five times annual base salary for our Chief Executive Officer, (ii) three times annual base salary for all other executive officers, and (iii) four times annual cash retainer for our directors. Covered individuals are expected to achieve these requirements within five years of first becoming subject to the guidelines. Thereafter, if a covered individual is not in compliance with these requirements, they would be required to hold 100% of after-tax vested shares from equity awards granted to them by the company. Shares that a covered individual has the right to acquire through the exercise of stock options (whether or not vested) and unvested performance-based equity awards are not included as qualifying shares for the purpose of determining stock ownership requirements. Our stock ownership guidelines are posted on the governance page of our website.
Clawback Policy
We have adopted a clawback policy which provides for the recoupment of certain executive compensation in the event that the company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws. The clawback policy is designed to comply with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of the NYSE. Our clawback policy is posted on the governance page of our website.

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Compensation Committee Report
Compensation Committee Activities
The Compensation Committee of our Board currently consists of three independent directors.  As the Compensation Committee, we authorize and evaluate programs and, where appropriate, establish relevant performance criteria to determine management compensation.  Our Compensation Committee charter grants the Compensation Committee full authority to review and approve annual base salary and incentive compensation levels, employment agreements and benefits of our executive officers.  We adopt performance criteria to measure the performance of our executive management and determine the appropriateness of awarding year-end bonuses, if any.
Review of Compensation Discussion and Analysis
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis presented on the preceding pages. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this document and be incorporated by reference in our Annual Report.
The name of each person who serves as a member of our Compensation Committee is set forth below.
•Stuart Lasher
•Bahram Akradi
•Jennifer Pomerantz
Risks Arising from Compensation Policies and Practices
We have evaluated the risks arising from our company-wide compensation policies and practices and do not believe that such risks are reasonably likely to have a material adverse effect on our company.

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2025 Summary Compensation Table
The following table sets forth certain information with respect to compensation earned by, awarded to or paid to our named executive officers for fiscal years 2025, 2024 and 2023.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)

Nicholas O’Grady Chief Executive Officer	2025	925,000	—	2,815,683	1,638,564	223,166	5,602,413
	2024	925,000	—	5,356,556	1,581,756	206,977	8,070,289
	2023	850,000	—	8,115,550	1,149,212	133,936	10,248,697
Adam Dirlam President	2025	615,000	—	1,358,599	871,405	154,036	2,999,041
	2024	600,000	—	2,407,518	798,009	129,933	3,935,460
	2023	500,000	—	4,300,142	590,806	97,126	5,488,073
Chad Allen Chief Financial Officer	2025	512,500	—	755,280	622,432	135,562	2,025,774
	2024	500,000	—	1,289,570	598,507	118,383	2,506,460
	2023	400,000	—	3,140,331	393,871	93,070	4,027,272
James Evans Chief Technical Officer	2025	497,500	—	647,748	605,800	134,114	1,885,161
	2024	485,000	—	1,141,361	542,302	114,536	2,283,199
	2023	375,000	—	2,849,999	349,354	85,878	3,660,232
Erik Romslo Chief Legal Officer & Secretary	2025	487,500	—	588,861	444,530	127,455	1,648,346
	2024	475,000	—	1,051,649	426,221	123,381	2,076,251
	2023	440,000	—	2,467,261	336,614	99,054	3,342,930
(1)Mr. O’Grady has served as Chief Executive Officer since January 2020. Mr. Dirlam has served as President since December 2021. Mr. Allen has served as Chief Financial Officer since January 2020. Mr. Evans served as Executive Vice President and Chief Engineer during 2022, and his title changed to Chief Technical Officer in April 2023. Mr. Romslo has served as Chief Legal Officer since January 2020, and as Secretary since 2011.
(2)Amounts in this column reflect the aggregate grant date fair value of stock awards granted to our named executive officers during the applicable year, as computed in accordance with FASB ASC Topic 718. Please see the assumptions discussed in Note 6 to our financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K for 2025. The amounts reported in this column in respect of the performance-based awards granted to our named executive officers reflect the company’s determination of the probable outcome of the applicable performance-vesting conditions. For the 3-Year Absolute TSR Awards granted to our named executive officers in 2025, the value as of the grant date, assuming that the maximum level of performance conditions will be achieved, would have been as follows for each named executive officer: Mr. O’Grady - $2,508,095; Mr. Dirlam - $1,200,138; Mr. Allen - $625,811; Mr. Evans - $536,780; Mr. Romslo - $470,035. For the 3-Year Relative TSR Awards granted to our named executive officers in 2025, the value as of the grant date, assuming that the maximum level of performance conditions will be achieved, would have been as follows for each

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named executive officer: Mr. O’Grady - $1,941,723; Mr. Dirlam - $929,125; Mr. Allen - $484,479; Mr. Evans - $415,590; Mr. Romslo - $363,881. See the “2025 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2025 Fiscal Year-End” tables below for further details on these grants.
(3)Amounts in this column reflect annual performance-based cash bonuses earned by our named executive officers under the STIP in the applicable fiscal year and paid in the subsequent fiscal year. See the section above titled “Compensation Discussion and Analysis—Annual Short-Term Incentive Program (STIP)” and the “2025 Grants of Plan-Based Awards” table below for further details on these bonuses.
(4)The amounts in this column for 2025 include: (i) accrued cash dividends received upon the vesting of restricted stock of $141,756 for Mr. O’Grady, $75,206 for Mr. Dirlam, $54,660 for Mr. Allen, $53,623 for Mr. Evans, and $49,527 for Mr. Romslo; (ii) company 401(k) contributions of $47,000 for each named executive officer; (iii) vehicle allowances of $25,000 for each named executive officer; and (iv) additional amounts paid by the company on behalf of each named executive officer for life insurance and supplemental disability policy premiums, and for executive physicals.

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2025 Grants of Plan-Based Awards
The following table sets forth grants of plan-based awards with respect to our named executive officers during the year ended December 31, 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Common Stock (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Nicholas O’Grady		462,500	1,110,000	1,850,000
	3-10-2025							18,824	525,001	(2)
	6-4-2025				29,636	59,272	88,908		977,395	(3)
	6-4-2025				22,944	45,887	68,831		1,313,286	(4)
Adam Dirlam		307,500	645,750	968,625
	3-10-2025							9,412	262,501	(2)
	6-4-2025				14,181	28,362	42,543		467,689	(3)
	6-4-2025				10,979	21,957	32,936		628,409	(4)
Chad Allen		230,625	461,250	691,875
	3-10-2025							6,588	183,739	(2)
	6-4-2025				7,395	14,789	22,184		243,871	(3)
	6-4-2025				5,725	11,449	17,174		327,670	(4)
James Evans		223,875	447,750	671,625
	3-10-2025							5,647	157,495	(2)
	6-4-2025				6,343	12,685	19,028		209,176	(3)
	6-4-2025				4,911	9,821	14,732		281,077	(4)
Erik Romslo		195,000	341,250	487,500
	3-10-2025							5,722	159,587	(2)
	6-4-2025				5,554	11,108	16,662		183,171	(3)
	6-4-2025				4,300	8,599	12,899		246,103	(4)
(1)Amounts in these columns assume achievement of all “threshold,” “target” or “maximum” performance criteria, respectively, under the 2025 STIP, as described in the section above under “Compensation Discussion and Analysis—Annual Short-Term Incentive Program (STIP).”
(2)Represents Base RSAs granted to our named executive officers in 2025 under the EIP pursuant to the 2025 LTIP, which are restricted stock awards subject to service-based vesting ratably over three years. See the section above titled “Compensation Discussion and Analysis—Long-Term Equity Incentive Program (LTIP)” and the “Outstanding Equity Awards at 2025 Fiscal End” table below for further details on these grants.
(3)Represents 3-Year Absolute TSR Awards granted to our named executive officers in 2025 under the EIP pursuant to the 2025 LTIP, which are PRSU awards dependent on our 3-year compound annualized TSR, calculated using the last 20 trading days of 2027 compared to the last 20 trading days of 2024. See the section above titled “Compensation Discussion

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and Analysis—Long-Term Equity Incentive Program (LTIP)” and the “Outstanding Equity Awards at 2025 Fiscal Year-End” table below for further details on these grants.
(4)Represents 3-Year Relative TSR Awards granted to our named executive officers in 2025 under the EIP pursuant to the 2025 LTIP, which are PRSU awards dependent on our 3-year TSR relative to our peer group, calculated using the last 20 trading days of 2027 compared to the last 20 trading days of 2024. See the section above titled “Compensation Discussion and Analysis—Long-Term Equity Incentive Program (LTIP)” and the “Outstanding Equity Awards at 2025 Fiscal Year-End” table below for further details on these grants.
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2025.

	Stock Awards

Name	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(7) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Nicholas O’Grady	108,366	(2)	2,326,618	550,433	11,817,787
Adam Dirlam	57,203	(3)	1,228,148	268,925	5,773,815
Chad Allen	38,509	(4)	826,788	205,715	4,416,708
James Evans	36,853	(5)	791,234	166,126	3,566,721
Erik Romslo	30,412	(6)	652,946	164,351	3,528,612
(1)The values in this column are based on the $21.47 closing price of our common stock on the last trading day of 2025. Vesting of the outstanding equity awards is based on the continued employment of the applicable executive through the scheduled vesting date of the shares, as detailed in the following footnotes. See “Potential Payments upon Termination or Change in Control” below for information about the treatment of such awards in the event of certain termination or change in control events.
(2)Represents service-based restricted stock awards granted under the EIP and held by Mr. O’Grady, which are scheduled to vest as follows, in each case, subject to continued employment through each applicable vesting date: (i) 50,916 shares on March 15, 2026, (ii) 20,232 shares on December 29, 2026, (iii) 10,712 shares on March 15, 2027, (iv) 20,232 shares on December 29, 2027 and (v) 6,274 shares on March 15, 2028.
(3)Represents service-based restricted stock awards granted under the EIP and held by Mr. Dirlam, which are scheduled to vest as follows, in each case, subject to continued employment through each applicable vesting date: (i) 21,735 shares on March 15, 2026, (ii) 13,488 shares on December 29, 2026, (iii) 5,355 shares on March 15, 2027, (iv) 13,488 shares on December 29, 2027 and (v) 3,137 shares on March 15, 2028.
(4)Represents service-based restricted stock awards granted under the EIP and held by Mr. Allen, which are scheduled to vest as follows, in each case, subject to continued employment through each applicable vesting date: (i) 12,332 shares on March 15, 2026, (ii) 10,116 shares on December 29, 2026, (iii) 3,749 shares on March 15, 2027, (iv) 10,116 shares on December 29, 2027 and (v) 2,196 shares on March 15, 2028.
(5)Represents service-based restricted stock awards granted under the EIP and held by Mr. Evans, which are scheduled to vest as follows, in each case, subject to continued employment through each applicable vesting date: (i) 11,526 shares on March 15, 2026, (ii) 10,116 shares on December 29, 2026, (iii) 3,213 shares on March 15, 2027, (iv) 10,116 shares on December 29, 2027 and (v) 1,882 shares on March 15, 2028.

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(6)Represents service-based restricted stock awards granted under the EIP and held by Mr. Romslo, which are scheduled to vest as follows, in each case, subject to continued employment through each applicable vesting date: (i) 11,761 shares on March 15, 2026, (ii) 6,744 shares on December 29, 2026, (iii) 3,256 shares on March 15, 2027, (iv) 6,744 shares on December 29, 2027 and (v) 1,907 shares on March 15, 2028.
(7)Represents the applicable named executive officer’s outstanding 3-Year TSR Awards and 5-Year Performance Awards. The 3-Year TSR Awards are denominated in shares. The 5-Year Performance Awards are denominated in dollars, but for purposes of this column the number of shares has been calculated based on the number of shares that would be issued upon settlement based on the closing price of our common stock as of the last trading day of 2025. The amounts shown above assume (i) actual performance under the 3-Year TSR Awards granted pursuant to the 2023 LTIP (as finally determined in February 2026), and (ii) threshold level performance under the terms of all other such awards.
2025 Option Exercises and Stock Vested
Our named executive officers did not hold or exercise any stock options during the year ended December 31, 2025.  The table below sets forth the number of shares of common stock acquired on vesting by our named executive officers during the year ended December 31, 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Nicholas O’Grady	48,495	1,273,730
Adam Dirlam	25,860	659,000
Chad Allen	18,776	476,058
James Evans	18,283	461,569
Erik Romslo	16,757	441,976
(1)Value based on the closing price of our common stock on each applicable vesting date.

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Potential Payments upon Termination or Change in Control
Change in Control and Severance Provisions
We have entered into employment agreements and various equity award agreements with each of our named executive officers that contain change in control and severance provisions entitling those individuals to certain payments under specified circumstances.
Involuntary Termination in Connection with a Change in Control. The named executive officers’ employment agreements contain double-trigger change in control provisions whereby, if the executive’s employment is terminated by the company without “cause” or by the executive for “good reason” (in each case, as defined in the employment agreement, and referred to herein as an “Involuntary Termination”) in connection with a “change in control” (as defined in the employment agreement) or within 18 months after a change in control, then the executive shall be entitled to receive the following payments or benefits (“CIC Severance”): (i) a lump sum payment equal to (a) two times annual base salary, plus (b) one times annual vehicle allowance, plus (c) 12 months of the premium payment to continue the executive’s existing group health and dental coverage calculated under COBRA, plus (d) any earned but unpaid annual bonus with respect to the calendar year ending on or preceding the date of termination of employment (the “Prior Year Bonus”); (ii) a pro rata portion of the annual bonus, if any, that the executive otherwise would have earned for the calendar year that includes the date of termination, based on actual achievement of the applicable performance goals for such year, payable when such bonuses are paid to our similarly situated executives (the “Pro Rata Bonus”); and (iii) immediate vesting, as of the date of termination, of any unvested equity awards held by the executive that vest solely based on continued service (“Service-Based Awards”). For unvested equity awards held by a named executive officer that are subject to performance conditions (“Performance-Based Awards”), vesting upon such a termination is subject to the terms of the applicable award agreements. Upon such a termination, the 3-Year TSR Awards would be fully accelerated and vested based on the greater of (x) target level performance, or (y) actual performance as of the termination date, and the 5-Year Performance Awards would be fully accelerated and vested based on actual performance as of the change in control date (or forfeited if actual performance did not meet the requisite performance targets).
Involuntary Termination (no Change in Control). The named executive officers’ employment agreements provide that upon an executive’s Involuntary Termination that does not qualify for CIC Severance as set forth above, the executive shall be entitled to receive the following payments or benefits (“Non-CIC Severance”): (i) an amount, payable in 24 equal monthly installments following the termination date, equal to (a) two times annual base salary, plus (b) one times annual vehicle allowance, plus (c) 12 months of the premium payment to continue the executive’s existing group health and dental coverage calculated under COBRA, plus (d) the Prior Year Bonus, plus (e) the Pro Rata Bonus; (ii) immediate vesting, as of the date of termination, of any Service-Based Awards held by such named executive officer that were granted on or before January 24, 2023; and (iii) immediate vesting, as of the date of termination, of a pro rata portion of any Service-Based Awards held by such named executive officer that were granted on or after January 25, 2023 and that would have otherwise vested during the 12 month period following the date of termination, with proration determined on an award-by-award basis (and if necessary a vesting tranche-by-tranche basis) based on the portion of the applicable vesting period that executive was employed by the company. For Performance-Based Awards, vesting upon such a termination is subject to the terms of the applicable award agreements. Upon such a termination, both the 3-Year TSR Awards and 5-Year Performance Awards provide that the award would remain outstanding and the amount earned, if any, would be

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calculated and paid at the end of the performance period based on actual performance, with a pro rata adjustment to the earned amount based on the portion of the applicable performance period that the executive was employed by the company (e.g. if an executive was employed for half of the performance period, they would receive half of the amount earned based on actual performance for the full performance period). With respect to the 5-Year Performance Awards, the award would be forfeited if the Involuntary Termination occurred before the end of the 24th month of the performance period.
Termination Due to Death or Disability. If a named executive officer’s employment terminates due to death or disability: (i) the employment agreements provide that such executive or the executive’s estate is entitled to receive the Prior Year Bonus and the Pro Rata Bonus (in each case, if any); and (ii) the applicable award agreements provide that (a) any Service-Based Awards held by such named executive officer would immediately vest in full as of the date of termination, and (b) any Performance-Based Awards held by such named executive officer would remain outstanding and the amount earned, if any, would be calculated and paid at the end of the performance period based on actual performance, with a pro rata adjustment to the earned amount based on the portion of the applicable performance period that the executive was employed by the company.
Conditions to Severance Benefits. The right of the named executive officers to receive the payments and benefits described in the foregoing paragraphs is subject to the terms of the agreements described therein. Under the employment agreements, an executive’s eligibility to receive severance is conditioned upon the executive’s timely execution and non-revocation of a release of claims in favor of the company and continued compliance with the terms of the employment agreement, as applicable, including provision of transition services and compliance with covenants with respect to confidentiality, non-solicitation, non-interference, and non-disparagement. In addition, other than in the case of a resignation for good reason, our named executive officers are subject to a one-year notice period in the event of any termination (unless waived by the company), and payments of base salary during the notice period will reduce any severance otherwise payable pursuant to the employment agreement. Fifty percent (50%) of the cash portion of any Non-CIC Severance that an executive may be entitled to shall otherwise cease as of the date that the executive begins employment, engagement, partnership or other services for any person or entity pursuant to which the executive is entitled to compensation. Under the award agreements governing all Service-Based Awards and Performance-Based Awards granted to named executive officers on or after December 29, 2023, receipt of the benefits thereunder is subject to the executive’s continued compliance with covenants with respect to confidentiality, non-competition, non-solicitation, non-interference, and non-disparagement, which generally extend for at least 18 months following notice of termination.

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Estimated Payments to Named Executive Officers
The compensation amounts included in the table below are estimates of the amounts that would have become payable to each named executive officer under the various triggering events described in the foregoing provisions, assuming in each case that the applicable event occurred on December 31, 2025, the last day of fiscal year 2025.

Name and Payments/Benefits	Death or Disability(5) ($)	Involuntary Termination(1)(5) ($)	Involuntary Termination in connection with (or within 18 months after) a Change in Control(1)(6) ($)

Nicholas O’Grady
Cash($)(2)	1,638,564	3,554,076	3,554,076
Equity Vesting, Service-Based Awards($)(3)	2,326,618	953,805	2,326,618
Equity Vesting, Performance-Based Awards($)(4)	1,075,822	1,075,822	4,998,109
Adam Dirlam
Cash($)(2)	871,405	2,134,817	2,134,817
Equity Vesting, Service-Based Awards($)(3)	1,228,148	405,633	1,228,148
Equity Vesting, Performance-Based Awards($)(4)	595,672	595,672	2,297,655
Chad Allen
Cash($)(2)	622,432	1,706,680	1,706,680
Equity Vesting, Service-Based Awards($)(3)	826,788	228,312	826,788
Equity Vesting, Performance-Based Awards($)(4)	313,045	313,045	1,200,710
James Evans
Cash($)(2)	605,800	1,658,992	1,658,992
Equity Vesting, Service-Based Awards($)(3)	791,234	214,485	791,234
Equity Vesting, Performance-Based Awards($)(4)	263,433	263,433	1,024,484
Erik Romslo
Cash($)(2)	444,530	1,474,902	1,474,902
Equity Vesting, Service-Based Awards($)(3)	652,946	218,135	652,946
Equity Vesting, Performance-Based Awards($)(4)	263,068	263,068	929,415
(1)“Involuntary Termination” refers to a termination of the named executive officer’s employment either by the company without cause or by the named executive officer for good reason.
(2)Represents the following:
(a)    Death or Disability: Upon the applicable named executive officer’s termination of employment due to death or disability, such named executive officer (or their estate) will receive the Prior Year Bonus and the Pro Rata Bonus (if any).

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(b)    Involuntary Termination: Upon the applicable named executive officer’s termination of employment due to an Involuntary Termination (not in connection with a change in control), such named executive officer will receive an amount, payable in 24 equal monthly installments following the termination date, equal to (a) two times annual base salary, plus (b) one times annual vehicle allowance, plus (c) 12 months of the premium payment to continue such named executive officer’s existing group health and dental coverage calculated under COBRA, plus (d) the Prior Year Bonus, plus (e) the Pro Rata Bonus (if any).
(c)    Involuntary Termination in connection with (or within 18 months after) a Change in Control: Upon the applicable named executive officer’s termination of employment due to an Involuntary Termination in connection with a change in control or within 18 months after a change in control, such named executive officer will receive: (i) a lump sum payment equal to (a) two times annual base salary, plus (b) one times annual vehicle allowance, plus (c) 12 months of the premium payment to continue such named executive officer’s existing group health and dental coverage calculated under COBRA, plus (d) the Prior Year Bonus; and (ii) the Pro Rata Bonus (if any).
(3)Represents the equity accelerated vesting values of the outstanding Service-Based Awards held by the applicable named executive officer, which are based on the $21.47 closing price of our common stock on the last trading day of 2025.
(4)The amounts in the applicable columns are estimates based on actual performance through December 31, 2025, which reflected varying levels of performance under the outstanding Performance-Based Awards. Specifically, (i) for our 2023 awards, our compound annualized TSR was below the threshold goal; our relative TSR percentile vs. our peer group was between the target and maximum goals; and our compound equity value growth rate calculated in accordance with the 5-Year Performance Awards was below the threshold goal, (ii) for our 2024 awards, our compound annualized TSR was below the threshold goal; and our relative TSR percentile vs. our peer group was between the threshold and target goals, and (iii) for our 2025 awards, our compound annualized TSR was below the threshold goal; and our relative TSR percentile vs. our peer group was below the threshold goals. Actual achievement under each of our Performance-Based Awards is primarily dependent on our stock price performance over the applicable three- or five-year performance period.
(5)For a termination due to death or disability, or an Involuntary Termination that is not in connection with a change in control, Performance-Based Awards would remain outstanding and the amount earned, if any, would be calculated and paid at the end of the performance period based on actual performance, with a pro rata adjustment to the earned amount based on the portion of the applicable performance period that the executive was employed by the company; provided, however, that the 5-Year Performance Awards would be forfeited entirely in the case of an Involuntary Termination that occurred before the end of the 24th month of the performance period.
(6)For an Involuntary Termination in connection with a change in control: (i) the 3-Year TSR Awards would be fully accelerated and vested based on the greater of (a) target level performance, or (b) actual performance as of the termination date; and (ii) the 5-Year Performance Awards would be fully accelerated and vested based on actual performance as of the change in control date (or forfeited if actual performance did not meet the requisite performance targets).

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CEO Pay Ratio
For 2025, the annual total compensation for our Chief Executive Officer was $5,602,413, as reflected in the Summary Compensation Table above. We estimate that the median employee’s annual total compensation was $221,354 for 2025. This comparison results in a CEO Pay Ratio of 25.3 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K promulgated under the Exchange Act.
As permitted under applicable SEC guidance, to identify a median employee among our employee population workforce (excluding our CEO) for 2025, we used actual W-2 taxable income for the 2025 calendar year as our consistently applied compensation measure for those who were employed on December 31, 2025. Based on that, we selected an individual at the median of our employee population on December 31, 2025. We determined that individual’s annual total compensation for 2025 in the same manner that we used to determine the annual total compensation of our named executive officers for purposes of the “2025 Summary Compensation Table” above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table sets forth certain information with respect to the company’s financial performance and the compensation paid to our named executive officers (or “NEOs”) for our fiscal years ending in 2025, 2024, 2023, 2022, and 2021:

					Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(1)(2) ($)	Average Summary Compensation Table Total for Other NEOs(1)(2) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Total Shareholder Return(3) ($)	Peer Group (Industry Index) Total Shareholder Return(3)(4) ($)	Net Income ($ in millions)	Adjusted EBITDA(5) ($ in millions)

2025	5,602,413	(3,471,284)	2,139,580	(767,562)	297.02	243.15	38.8	1,628.8
2024	8,070,289	8,557,340	2,700,342	2,877,737	480.21	248.50	520.3	1,619.1
2023	10,248,697	10,343,854	4,129,627	4,162,643	458.40	251.01	923.0	1,428.3
2022	2,920,473	4,586,132	1,206,938	1,731,366	365.49	242.38	773.2	1,086.3
2021	2,618,648	3,775,304	1,143,263	1,577,661	236.69	166.74	6.4	543.0
(1)For 2022-2025, our principal executive officer, or “PEO,” was Nick O’Grady and our non-PEO NEOs (the “Other NEOs”) were Adam Dirlam, President; Chad Allen, Chief Financial Officer; James Evans, Chief Technical Officer; and Erik Romslo, Chief Legal Officer & Secretary. For 2021, the PEO was Nick O’Grady and the Other NEOs were Adam Dirlam, President; Chad Allen, Chief Financial Officer; Mike Kelly, Chief Strategy Officer; and Erik Romslo, Chief Legal Officer & Secretary.

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(2)A reconciliation of Total Compensation from the Summary Compensation Table (or “SCT”) to Compensation Actually Paid to our PEO and our Other NEOs (as an average) for 2025 is shown below:

	2025
Adjustments	PEO ($)	Average of Other NEOs ($)

Total Compensation from SCT	5,602,413	2,139,580
Adjustments for stock and option awards:
(Subtraction): SCT amounts	(2,815,683)	(837,622)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	1,388,186	424,753
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	(7,117,856)	(2,263,734)
Addition: Vesting date fair value of awards granted and vesting during such year	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(528,344)	(230,539)
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—
Compensation Actually Paid (as calculated)	(3,471,284)	(767,562)
(3)TSR is calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of 2020) through and including the end of the fiscal year for each year reported in the table.
(4)The peer group used for this TSR calculation is the SPDR S&P Oil & Gas Exploration & Production ETF (the “XOP”), which is the industry index as disclosed in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K.
(5)Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we used to link Compensation Actually Paid to our NEOs for 2025 to our company’s performance, is Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization, and accretion, (iv) non-cash stock based compensation expense, (v) (gain) loss on the extinguishment of debt, (vi) contingent consideration (gain) loss, (vii) acquisition transaction expense, (viii) other non-cash adjustments, (ix) (gain) loss on unsettled interest rate derivatives, and (x) (gain) loss on unsettled commodity derivatives. See Appendix A for additional information on our Adjusted EBITDA calculation.

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Relationship between Pay and Performance
The graphs shown below present a comparison of Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our Other NEOs set forth in the Pay Versus Performance table above, as compared against the following performance measures: (i) our TSR and industry index TSR; (ii) our net income; and (iii) our Adjusted EBITDA.
(1)TSR in the above chart, in the case of both the company and the industry index, reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.

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We believe the Compensation Actually Paid in each of the years reported above and over the cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance,” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement under our short- and long-term incentive plans.

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Tabular List of Important Financial Performance Measures
The following table lists our most important financial performance measures used by us to link Compensation Actually Paid to the NEOs for fiscal year 2025 to our performance for fiscal year 2025. The performance measures included in this table are not ranked by relative importance.

Adjusted EBITDA
Absolute TSR
Relative TSR Percentile vs. Peer Group
Return on Capital Employed
Non-Employee Director Compensation
Our non-employee director compensation program is designed to:
•Ensure alignment with long-term stockholder interests;
•Ensure we can attract and retain outstanding director candidates;
•Recognize the substantial time commitments necessary to oversee the affairs of our company; and
•Support the independence of thought and action expected of directors.
Non-employee director compensation levels are reviewed by the Compensation Committee each year, and resulting recommendations are presented to the full Board for approval.  Non-employee directors generally receive compensation consisting of both cash and equity.  A significant portion of non-employee director compensation is paid in equity to align director compensation with the long-term interests of stockholders. Non-employee directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director.

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The 2025 compensation program approved by the Board for our non-employee directors is summarized as follows:

	Stock Compensation ($)	Cash Compensation ($)

Board Retainer:
Non-Executive Chairperson	560,000	190,000
All Other Directors	175,000	85,000
Committee Fees:
Audit Committee Chairperson	—	25,000
Audit Committee Member	—	12,500
Compensation Committee Chairperson	—	25,000
Compensation Committee Member	—	12,500
Governance, Nominating and ESG Committee Chairperson	—	25,000
Governance, Nominating and ESG Committee Member	—	12,500
Acquisition Committee Chairperson/Member	—	30,000
Executive Committee Chairperson/Member	—	75,000
The 2025 compensation for our non-executive chairperson, Mr. Akradi, consisted of $560,000 worth of fully vested shares of our common stock and $190,000 in cash, with no additional compensation for service on Board committees. Mr. Akradi has played a critical role in our company’s restructuring and turnaround since 2017. His involvement, which has included contributions of significant time, leadership and expertise, has been instrumental to the development and execution of the overall strategy that has driven the company’s success. The Compensation Committee discussed Mr. Akradi’s compensation with its compensation consultant and, based on a competitive assessment of director pay, we understand that his pay is above market. However, we believe that his contributions and activity on our Board significantly exceed that of a traditional non-executive chairperson, and that his compensation is appropriate in light of his contributions.
The 2025 equity compensation paid to directors was issued in quarterly installments of fully vested shares of our common stock, with the number of shares in each installment calculated based on the closing price of our common stock on such date. These dates were as follows: March 31, 2025; June 30, 2025; September 30, 2025; and December 31, 2025.
Since December 2024, Mr. O’Grady, the company’s CEO, has served as a member of the Board. Mr. O’Grady receives no additional compensation for his service on the Board.
The following table contains compensation information for our non-employee directors for the year ended December 31, 2025.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)

Bahram Akradi	190,000	560,000	750,000
Lisa Bromiley	97,500	175,000	272,500
Roy (Ernie) Easley	115,000	175,000	290,000
Michael Frantz	202,500	175,000	377,500
William Kimble	110,000	175,000	285,000
Jack King(1)	63,304	43,750	107,054
Stuart Lasher	227,500	175,000	402,500
Jennifer Pomerantz	227,500	175,000	402,500
(1)Jack King’s service on our Board of Directors ended in May 2025. As such, he received a prorated portion of his compensation for the second quarter of 2025, paid entirely in cash.
(2)The 2025 non-employee director equity compensation was issued in quarterly installments of fully vested shares of our common stock, with the number of shares in each installment calculated based on the closing price of our common stock on such date, rounded to the nearest full share. The grant date fair value of each such quarterly equity award is set forth in the following table:

Director	3-31-2025	6-30-2025	9-30-2025	12-31-2025

Bahram Akradi	140,000	140,000	140,000	140,000
Jack King	43,750	—	—	—
All Other Directors	43,750	43,750	43,750	43,750
(3)As of December 31, 2025, none of our non-employee directors held any unvested shares of common stock or any outstanding stock options.

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Certain Relationships and Related Transactions
Transactions with Related Persons
Employee Matters
Adam Dirlam has been employed by our company since 2009, serving as our President since December 2021 and in other executive officer roles since June 2018. Katie Jackson, who is Mr. Dirlam’s spouse, has been employed by our company since 2011, currently in the role of Senior Vice President of Business Development. During 2025, Ms. Jackson received $340,107 of total cash compensation and $112,064 worth of vesting on existing equity awards in connection with her employment.
Related Person Transaction Review Policy
Our Board of Directors has adopted a written related person transaction approval policy, which we refer to as our related person policy. Subject to the exceptions described below, our related person policy requires our Audit Committee to review and approve, ratify or disapprove of any proposed related person transaction. In reviewing a transaction, our Audit Committee will consider all relevant facts and circumstances, including (1) whether the terms are fair to the company, (2) whether the transaction is material to the company, (3) the role the related person played in arranging the transaction, (4) the structure of the transaction, (5) the interests of all related persons in the transaction, and (6) whether the transaction has the potential to influence the exercise of business judgment by the related person or others. Our Audit Committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our company and the terms of the transaction are fair to our company. It will be our policy that directors interested in a related person transaction will recuse themselves from any vote relating to a related person transaction in which they have an interest. Under our related person policy, a related person includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related person transactions exempt from our policy include (1) compensatory arrangements with our directors and executive officers that are approved by our Compensation Committee, (2) transactions available to all of our employees or stockholders on the same terms, (3) transactions with another entity if the related person’s interest in the transaction arises only from such person’s position as a director of, and/or beneficial owner of less than 5% in, such entity, (4) transactions with another entity if the related person’s interest in the transaction arises only from such person’s position as a limited partner with less than a 5% interest in such entity, and (5) transactions between us and a related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve $10,000 or less in a year.
All of the transactions described above under “Transactions with Related Persons” were approved by our Audit Committee under our related person transaction policy.

2026 Proxy Statement 55

Form 10-K
A copy of our Annual Report has been made available concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  We will send a copy of our Annual Report, or any exhibit thereto, as filed with the SEC, to any stockholder without charge, upon written request to Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Erik Romslo, Corporate Secretary.

Householding
We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

56 2026 Proxy Statement

Stockholder Proposals for 2027 Annual Meeting
Stockholder Proposals to be Included in Proxy Statement for 2027 Annual Meeting
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal (a “Rule 14a-8 Proposal”) to be considered for inclusion in our proxy materials and for presentation at the 2027 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Secretary at our principal executive offices (located at Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343) no later than December 10, 2026. The company suggests that any such proposal be sent by certified mail, return receipt requested. Such proposals must also meet all the relevant requirements of our bylaws in order to be included in our proxy statement.
Director Nominations and Stockholder Proposals for Presentation at the 2027 Annual Meeting
Stockholders who wish to nominate one or more individuals to serve as directors or to bring a proposal of business before the 2027 Annual Meeting of Stockholders (other than a Rule 14a-8 Proposal), must be a stockholder of record and must notify in writing our Secretary and provide the information required by Section 11(a)(iii) of our bylaws. The notice must be delivered to, or mailed and received at, Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Secretary, not later than the close of business on February 19, 2027 and not earlier than the close of business on January 21, 2027. However, if the date of our 2027 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from May 21, 2027, then such notice must be delivered to, or mailed and received at, Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343, Attention: Secretary, not earlier than the close of business on the 120th calendar day prior to the date of the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2027 Annual Meeting of Stockholders or the tenth day following the day on which the public announcement (as defined in our bylaws) of the date of the 2027 Annual Meeting of Stockholders is first made. Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our bylaws.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices (located at Northern Oil and Gas, Inc., 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343) no later than 60 calendar days prior to the first anniversary date of this year’s Annual Meeting. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Accordingly, for the 2027 Annual Meeting of Stockholders, we must receive such notice no later than March 22, 2027.

2026 Proxy Statement 57

Other Matters
The Board of Directors does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement.  Under our bylaws, generally no business besides the proposals in this proxy statement may be transacted at the meeting.  However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

By Order of the Board of Directors,

Bahram Akradi Chairperson of the Board of Directors

58 2026 Proxy Statement

Appendix A
Non-GAAP Financial Measures
Adjusted EBITDA

	Year Ended December 31,

(In thousands)	2021 ($)	2022 ($)	2023 ($)	2024 ($)	2025 ($)

Net Income	6,361	773,237	922,969	520,308	38,761
Add:
Interest Expense	59,020	80,331	135,664	157,717	172,380
Income Tax Expense	233	3,101	77,773	160,509	23,944
Depreciation, Depletion, Amortization and Accretion	140,828	251,272	486,024	740,901	814,859
Non-Cash Stock-Based Compensation	3,621	5,656	5,660	11,858	15,363
Loss (Gain) on the Extinguishment of Debt	13,087	(810)	(659)	—	10,833
Contingent Consideration Loss (Gain)	292	(1,859)	(10,107)	—	—
Other Adjustments	—	—	—	5,116	25,719
Acquisition Transaction Costs	8,190	16,593	11,243	1,742	3,001
(Gain) Loss on Unsettled Interest Rate Derivatives	1,019	(993)	1,017	(263)	566
(Gain) Loss on Unsettled Commodity Derivatives	(39,878)	(40,187)	(201,331)	21,258	(179,343)
Impairment of Oil and Gas Properties	—	—	—	—	702,747
Adjusted EBITDA	542,959	1,086,341	1,428,254	1,619,146	1,628,830
Adjusted EBITDA (pro forma under 2024 STIP)(1)

(In thousands)	Year Ended December 31, 2025 ($)

Adjusted EBITDA	1,628,830
Pro Forma Adjustments(2)	(21,495)
Adjusted EBITDA, Pro Forma	1,607,335
(1)Under the 2025 STIP, Adjusted EBITDA was calculated pursuant to the company’s standard calculation, but with pro forma adjustments to eliminate the effect of unbudgeted acquisitions completed in 2025 (the “Unbudgeted Acquisitions”).
(2)Adjustments for estimated Adjusted EBITDA derived from the Unbudgeted Acquisitions in 2025.

2026 Proxy Statement 59

Appendix A	Table of Contents

Return on Capital Employed (pro forma under 2025 STIP)(1)

(In thousands)	2025 Actual ($)	Adjustments (Impairment of Oil and Gas Properties and Derivatives) ($)		Adjustments (Unbudgeted Acquisitions) ($)		2025 Pro Forma ($)

Total Assets - December 31, 2024	5,603,822	(56,357)	(5)	—		5,547,465
Total Assets - December 31, 2025	5,409,375	515,499	(6)	(249,918)	(8)	5,674,956
Average Total Assets for 2025	5,506,599	229,571		(124,959)		5,611,211
Total Current Liabilities - December 31, 2024	544,270	(19,915)	(5)	—		524,355
Total Current Liabilities - December 31, 2025	538,543	—		—		538,543
Average Total Current Liabilities for 2025	541,407	(9,958)		—		531,449
Capital Employed(2)	4,965,192					5,079,762
Adjusted EBITDA	1,628,830	—		(21,495)	(9)	1,607,335
Less Depreciation, Depletion, Amortization and Accretion	814,859	17,534	(7)	(7,850)	(10)	824,543
Adjusted EBIT(3)	813,971	(17,534)		(13,645)		782,792
Return on Capital Employed(4)	16.4%					15.4%
(1)Under the 2025 STIP, return on capital employed (“ROCE”) was calculated with pro forma adjustments to eliminate effect of the Unbudgeted Acquisitions, Derivative Instruments, and Impairment of Oil and Gas Properties.
(2)Calculated as (i) average total assets for 2025 less (ii) average total current liabilities for 2025.
(3)Calculated as (i) Adjusted EBITDA less (ii) depreciation, depletion, amortization and accretion.
(4)Calculated as (i) Adjusted EBIT divided by (ii) capital employed.
(5)Adjustments of $56.4 million to total assets and $19.9 million in total current liabilities for derivative instruments in 2025.
(6)Adjustments of $228.5 million to total assets for derivative instruments, $702.7 million for impairment of oil and gas properties, and $17.5 million in depletion expense.
(7)Adjustments of $17.5 million in depletion expense.
(8)Adjustments for $157.4 million in acquisition consideration paid for the Unbudgeted Acquisitions, $41.8 million in estimated development expenditures incurred post-closing in 2025 in connection with the Unbudgeted Acquisitions, and $0.2 million in initial asset retirement obligations from the Unbudgeted Acquisitions.
(9)Adjustments for estimated Adjusted EBITDA derived from the Unbudgeted Acquisitions in 2025.
(10)Adjustments for estimated depreciation, depletion, amortization and accretion expense derived from the Unbudgeted Acquisitions in 2025.

60 2026 Proxy Statement

NOG

www.noginc.com

Linkedin.com/company/northern-oil-and-gas-inc.-amex-nog-/

X.com/NOGIncOfficial

NORTHERN OIL AND GAS, INC. 4350 Baker Road, Suite 400 Minnetonka, MN 55343
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NOG2026
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees
01 Bahram Akradi	02 Lisa Bromiley	03 Michael Frantz		04 William Kimble
05 Stuart Lasher	06 Nicholas O’Grady	07 Jennifer Pomerantz

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.				☐	☐	☐
3.	To approve, on an advisory basis, the compensation paid to our named executive officers.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

NORTHERN OIL AND GAS, INC. Annual Meeting of Stockholders May 21, 2026, 1:00 PM CDT This proxy is solicited by the Board of Directors
The stockholder(s) hereby revokes all prior proxies and appoint(s) Nicholas O’Grady and Chad Allen, or either of them, as proxies, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Northern Oil and Gas, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, CDT on May 21, 2026 via live webcast at www.virtualshareholdermeeting.com/NOG2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side